==============================================================================






                            ASSET PURCHASE AGREEMENT



                                      among


                               THE CLOROX COMPANY,
                             a Delaware corporation,


                       A&M PRODUCTS MANUFACTURING COMPANY,
                             a Delaware corporation,


                        THE CLOROX PET PRODUCTS COMPANY,
                              a Texas corporation,


                            THE CLOROX SALES COMPANY,
                             a Delaware corporation,


                       THE CLOROX COMPANY OF CANADA, LTD.,
                             a Canadian corporation,


                                      -and-


                         OIL-DRI CORPORATION OF AMERICA,
                             a Delaware corporation



                         ----------------------------



                          Dated as of November 19, 2002

1. Sale of Assets..................................................2

      1.1   Sale of Assets; Assumption of Liabilities..............2

      1.2   Closing................................................3

      1.3   Purchase Price.........................................5

      1.4   [Reserved.]............................................5

      1.5   Assignment of Contract Rights and Transferable
            Governmental Authorizations............................5

      1.6   Restricted Use of Jonny Cat Trademark
            and Similar Marks......................................5

2. REPRESENTATIONS AND WARRANTIES OF SELLERS.......................6

      2.1   Organization and Power.................................6

      2.2   Assets.................................................7

      2.3   Authorization; No Conflict.............................7

      2.4   Financial Statements...................................7

      2.5   No Material Adverse Effect.............................8

      2.6   Absence of Certain Developments........................8

      2.7   Real Property and Related Matters......................9

      2.8   Leasehold Interests...................................11

      2.9   Unpatented Mining Claims, Surface Rights
            and Water Rights......................................11

      2.10  Personal Property and Title to Assets, Etc............12

      2.11  Inventories...........................................13

      2.12  Tax Matters...........................................13

      2.13  Contracts and Commitments.............................14

      2.14  Trademarks............................................16

      2.15  Litigation; Proceedings; Kickback.....................16

      2.16  Brokerage.............................................16

      2.17  Governmental Consents, Etc............................16

      2.18  Employees.............................................16

      2.19  Employee Benefit Plans................................17

      2.20  Insurance.............................................17

      2.21  [Reserved.]...........................................17

      2.22  Compliance with Laws; Permits; Certain Operations.....17

      2.23  Environmental Matters.................................18

      2.24  No Default............................................18

      2.25  Customer Relations....................................19

      2.26  Warranties and Product Liability......................19

      2.27  Disclosure Schedules..................................19

3. Representations and Warranties of Buyer........................19

      3.1   Due Organization......................................19

      3.2   Authority; Binding Nature Of Agreement................20

      3.3   Brokers...............................................20

      3.4   No Conflict...........................................20

      3.5   Litigation; Proceedings...............................20

      3.6   Available Funds.......................................20

      3.7   Authorization.........................................20

      3.8   Governmental Consents, Etc............................20

4. Covenants......................................................21

      4.1   Best Efforts..........................................21

      4.2   Confidentiality.......................................21

      4.3   Employees.............................................21

      4.4   Due Diligence Investigation...........................24

      4.5   Affirmative Covenants of Sellers......................24

      4.6   Negative Covenants....................................25

      4.7   Title Commitments.....................................25

      4.8   Customer Information..................................26

      4.9   Reclamation Bonds.....................................26

5. Conditions Precedent to Buyer's Obligation to Close............26

      5.1   Accuracy Of Representations...........................26

      5.2   Performance Of Obligations............................27

      5.3   Required Filings And Consents.........................27

      5.4   No Material Adverse Effect............................27

      5.5   Third Party Consents..................................27

      5.6   Acceptance Of Certain Financial Assurances............27

      5.7   No Legal Proceedings..................................27

      5.8   Delivery of Schedules.................................28

      5.9   Due Diligence.........................................28

      5.10  Surveys...............................................28

      5.11  Title V Permit........................................28

      5.12  Reserves..............................................28

      5.13  Financial Information.................................28

6. Conditions Precedent to Sellers' Obligations to Close..........28

      6.1   Accuracy Of Representations...........................29

      6.2   Buyer's Performance...................................29

      6.3   Release Of Certain Financial Assurances...............29

      6.4   Required Filings And Consents.........................29

      6.5   No Legal Proceedings..................................29

7. Termination....................................................29

      7.1   Termination Events....................................29

      7.2   Termination Procedures................................30

      7.3   Effect Of Termination.................................30

8. Indemnification, Etc...........................................30

      8.1   Survival Of Representations, Warranties
            And Covenants.........................................30

      8.2   Indemnification By Sellers............................31

      8.3   Indemnification By Buyer..............................32

      8.4   Method of Asserting Claims............................33

      8.5   General...............................................35

9. DISCLAIMER.....................................................35

10. CONFIDENTIAL NATURE OF INFORMATION............................36

      10.1  Confidentiality Agreement.............................36

11. Certain Post-Closing Covenants................................36

      11.1  Further Actions.......................................36

      11.2  Publicity.............................................36

      11.3  Receipts After Closing................................36

      11.4  Payment of Transfer Taxes and Tax Filings and Certain
            Post-Closing Agreements...............................37

      11.5  Telephone Numbers.....................................37

      11.6  Transfer of 401(k) Assets.............................37

      11.7  Jonny Cat Club........................................38

12. Miscellaneous Provisions......................................38

      12.1  Further Assurances....................................38

      12.2  Notices...............................................38

      12.3  Headings..............................................39

      12.4  Counterparts..........................................39

      12.5  Governing Law; Venue..................................39

      12.6  Successors And Assigns; Parties In Interest...........40

      12.7  Amendments; Waiver....................................40

      12.8  Severability..........................................40

      12.9  Entire Agreement......................................40

      12.10 Attorneys' Fees.......................................41

      12.11 Knowledge Convention..................................41

      12.12 Expenses..............................................41

      12.13 No Strict Construction................................41

      12.14 Specific Performance..................................41

      12.15 Schedules and Exhibits................................41

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT is entered into as of November 19, 2002, by and among The Clorox Company, a Delaware corporation ("CLOROX"), A&M Products Manufacturing Company, a Delaware corporation ("A&M"), The Clorox Pet Products Company, a Texas corporation ("CPP"), The Clorox Sales Company, a Delaware corporation ("CSC"), and The Clorox Company of Canada, Ltd., a Canadian corporation ("CCC" and, together with Clorox, A&M, CPP and CSC, "SELLERS"), and Oil-Dri Corporation of America, a Delaware corporation ("Buyer").

                                    RECITALS

      A....Clorox, through its direct or indirect subsidiaries, A&M, CPP, CSC and CCC manufactures, markets, sells and distributes traditional coarse clay cat litter and cat litter box liners under the "Jonny Cat" trademarks.

      B....A&M operates a processing and packaging facility in Taft, California
(the "TAFT PLANT"), which produces, among other products, "Jonny Cat" traditional coarse clay cat litter, scoopable cat litter, agricultural chemical based products, and industrial absorbents.

      C....A&M operates a clay surface mine near the Taft Plant (the "TAFT
MINE"), which supplies clay ore to the Taft Plant (the Taft Plant and the Taft Mine are sometimes collectively referred to herein as the "TAFT Facility"). The Taft Mine is located on an approximately 640-acre parcel of real property owned by A&M, which is adjacent to an approximately 700-acre parcel of real property, as to which A&M holds certain United States Bureau of Land Management ("BLM") unpatented mining claims.

      D....Upon the terms and subject to the conditions of this Agreement, (1)
Buyer wishes to purchase, and Sellers wish to sell, certain assets relating to the Jonny Cat product line and the Taft Facility, including, without limitation, the Jonny Cat trademarks and inventory, Taft Facility equipment and related real property and the Mining Claims, (2) Buyer wishes to assume certain related obligations and liabilities and (3) Buyer wishes to employ certain of the Taft Facility Employees at the Taft Facility after the closing of the sale of assets hereunder.

      E....Pursuant to that certain Memorandum of Agreement #1465, dated as of
April 18, 2001 (the "JONNY CAT COPACK AGREEMENT"), between A&M and Buyer, Buyer manufactures and packages Jonny Cat traditional coarse clay cat litter for A&M.

      F....Pursuant to that certain Memorandum of Agreement #1450, dated as of
March 12, 2001 (the "FRESH STEP COARSE CLAY COPACK AGREEMENT"), between A&M and Buyer, Buyer manufactures and packages traditional coarse clay cat litter for A&M, for sale under the "Fresh Step" trademark.

      G....Upon the closing of the sale of the assets hereunder, A&M and Buyer wish to (1) terminate the Jonny Cat Copack Agreement, (2) amend the Fresh Step Coarse Clay Copack Agreement, (3) enter into a purchase order with respect to cat litter box liners and (4) enter into a transitional services agreement with respect to certain services to be provided to Buyer by Sellers after closing.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:

1. SALE OF ASSETS.

1.1   SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

(a) On the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase from the applicable Seller, and the applicable Seller shall sell, assign, transfer, convey and deliver to Buyer, at the Closing, all right, title and interest of such Seller in and to the Assets, but not including the Excluded Assets. For purposes of this Agreement, "ASSETS" shall mean (i) all assets related to the "Jonny Cat" brand cat litter and business, (ii) the Taft Facility, and
      (iii) all other assets and business lines of Sellers that generate revenue out of the Taft Facility including, without limitation, the Intangible Assets (other than Governmental Authorizations that are not Transferable Governmental Authorizations), the Inventory, the Equipment, the Advertising Materials, the Books and Records, the Mining Claims, the Governmental Authorizations related to the Assets, which are identified on SCHEDULE 1.1(A), but only to the extent that such Governmental Authorizations are assignable or transferable to Buyer (the "TRANSFERABLE GOVERNMENTAL AUTHORIZATIONS"), the Mineral Reserves and the Real Property, but shall exclude the Excluded Assets. Unless otherwise defined in the Recitals above or elsewhere in this Agreement, the capitalized terms used herein shall have the meanings set forth in EXHIBIT A.

(b) ASSUMPTION OF LIABILITIES. Subject to the conditions specified in this Agreement, on the Closing Date, Buyer shall assume and agree to pay, defend, discharge and perform as and when due all the Assumed Liabilities.

(c) RETAINED LIABILITIES AND EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, (i) Buyer shall not assume or be liable for any liabilities or obligations of Sellers other than the Assumed Liabilities (and Sellers agree to retain, remain liable for and to fully and timely discharge such liabilities and to hold Buyer
      harmless   from  such   liabilities   as   provided   in   SECTION 8.2),
      (ii) Sellers shall not be required to sell or cause to be sold, nor shall Buyer acquire any interest in or to, or be required to buy, the property or rights of Clorox or any Clorox Subsidiary identified on
      SCHEDULE 1.1(C) (the "EXCLUDED ASSETS") and (iii) no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to any Proprietary Information of Clorox or any Clorox
      Subsidiary, either directly or indirectly, by implication, estoppel or otherwise, except the Proprietary Information included in the Assets. Buyer acknowledges and agrees, for purposes of this Agreement, that any and all manufacturing know-how, processes and formula transferred or caused to be transferred by Sellers to Buyer hereunder may continue to be used by Clorox and all Clorox Subsidiaries at their respective plants and production facilities or otherwise, provided such use is not in contravention of any of the terms of this Agreement.

1.2   CLOSING.

(a) The closing of the transfer of the Assets to Buyer (the "CLOSING") shall take place in accordance with a process of document exchange and escrow mutually agreed upon by the parties and on a date mutually agreeable to the parties, not later than December 10, 2002. For purposes of this Agreement, "SCHEDULED CLOSING TIME" shall mean the time and date as of which the Closing is required to take place pursuant to this SECTION 1.2(A); and "CLOSING DATE" shall mean the time
                       --------------
      and date as of which the Closing actually takes place.

(b)   At the Closing:

(i)   Each Seller  shall  execute and deliver to Buyer (w) a Bill of Sale with respect to the Assets being transferred by it, each in form and substance mutually acceptable to the parties (the "BILLS OF Sale"), (x) an Assignment of Trademarks and Goodwill with respect to the Jonny Cat Trademarks being transferred by it, each in form and substance mutually acceptable to the parties (the "TRADEMARK ASSIGNMENTS"), (y) an assignment and assumption agreement in form and substance mutually acceptable to the parties transferring, among other things, the Assumed Contracts (the "ASSUMPTION
           AGREEMENT"), and (z) such other documents and instruments of transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as are required to transfer title to the Assets (other than the Real Property, the Mining Claims and the Mineral Reserves) to Buyer free and clear of all Encumbrances (other than Permitted Encumbrances); provided, however, that all vehicle titles not transferred to Buyer by Sellers at the Closing shall be delivered to Buyer by Sellers promptly following the Closing;

(ii) A&M shall execute and deliver to Buyer a quit claim deed in recordable form, conveying A&M's interest in the Real Property (the "REAL PROPERTY DEED"), subject to the Permitted Encumbrances and the Permitted Exceptions;

(iii) A&M shall execute and deliver to Buyer a quit claim deed in recordable form, with all transfer taxes affixed or paid (to be split as agreed herein), conveying A&M's interest in the Mining Claims (the "MINING CLAIMS DEED") including, without limitation, all minerals and mineral rights related thereto, subject to the Permitted Encumbrances and the Permitted Exceptions;

(iv) Sellers shall execute and deliver to Buyer real estate conveyance documents and certificates, assignments, non-disturbance and attornment agreements, environmental and other disclosure documents, affidavits and other documents and instruments as are reasonably requested by Buyer and necessary to effectuate the transfer of the Assets;

(v) Sellers shall deliver to Buyer any and all certificates and other original documents evidencing any Transferable Governmental Authorizations and any and all original copies of the written Assumed Contracts, together with any and all required consents to assignment of the Transferable Governmental Authorizations and the Contract Rights that are required to be obtained prior to the Closing;

(vi) Buyer shall pay to Sellers the Purchase Price required under Section 1.3, by wire transfer of immediately available funds to such account as Clorox shall designate;

(vii) Sellers, on the one hand, and Buyer, on the other hand, shall execute and deliver to each other certificates (the "CLOSING Certificates") certifying that (A) each of the representations and warranties made by such party in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in such Closing Certificate, each of the representations and warranties made by such party in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all respects as of the specified date, and except for any new Disclosure Schedule or any supplements or amendments to such Disclosure Schedules to the extent Buyer has not exercised its termination rights pursuant to SECTION 7.1(B) as a result of any matters disclosed thereon, (C) each of the covenants and obligations that such party is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in SECTION 5 (with respect to the certificate of Sellers) and SECTION 6 (with respect to the certificate of Buyer) has been satisfied in all material respects;

(viii) A&M, CPP, CSC and CCC each shall deliver to Buyer a certified copy of the resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and each of the other Transactional Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and the Transactional Agreements to which it is a party;

(ix) Buyer shall deliver to Sellers certified copies of the resolutions duly adopted by Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement and each of the other Transactional Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and the Transactional Agreements;

(x) Buyer and A&M shall enter into a termination agreement with respect to the Jonny Cat Copack Agreement, in form and substance mutually acceptable to the parties (the "JONNY CAT COPACK TERMINATION AGREEMENT");

(xi) Buyer and A&M shall enter into an amendment to the Fresh Step Coarse Clay Copack Agreement, in form and substance mutually acceptable to the parties (the "FRESH STEP COARSE CLAY AMENDMENT");

(xii) Buyer shall assume the obligations of Sellers under the Assumed Liabilities by delivering to Sellers the Assumption Agreement executed by Buyer;

(xiii) Buyer and Sellers shall enter into a transitional services agreement, in form and substance mutually acceptable to the parties (the "TRANSITIONAL SERVICES AGREEMENT");

(xiv) Sellers shall deliver such other documents or instruments reasonably requested by Buyer and which Buyer deems necessary in its reasonable discretion to effectuate the transfer of the Assets; and

(xv) Buyer and A&M shall enter into a purchase order with respect to the supply of cat litter box liners, in form and substance mutually acceptable to the parties (the "LINER PURCHASE ORDER").

1.3 PURCHASE PRICE. As consideration for the sale of the Assets to Buyer, at the Closing:

(a)   Buyer shall pay to Sellers, in cash, $6,000,000 (the "PURCHASE PRICE");
      and

(b)   Buyer shall assume the Assumed Liabilities.

1.4   [RESERVED.]

1.5 ASSIGNMENT OF CONTRACT RIGHTS AND TRANSFERABLE GOVERNMENTAL AUTHORIZATIONS. To the extent the transfer of any Contract Right or Transferable Governmental Authorization to be transferred to Buyer pursuant to this Agreement shall require the consent of any other Person, the parties agree that, until such consent is obtained, this Agreement shall not constitute a contract to assign the same if an attempted assignment without obtaining such consent would constitute a breach or violation thereof or event of default thereunder, would give rise to any right of acceleration or termination, or would violate any Law. If any such consent is not obtained prior to Closing, for a period of six (6) months after the Closing Sellers shall cooperate with Buyer at its request in using Best Efforts to obtain such consent. Notwithstanding anything to the contrary herein, (a) to the extent any Governmental Authorization is not transferable, this Agreement shall not constitute a contract to transfer the same and, for up to sixty (60) days after Closing, Sellers shall use their Best Efforts to provide to Buyer such information as Buyer may reasonably request to obtain a replacement Governmental Authorization, and (b) Sellers do not give any representation or warranty with respect to the transferability of any Governmental Authorization or the availability of any replacement Governmental Authorization.

1.6   RESTRICTED USE OF JONNY CAT TRADEMARK AND SIMILAR MARKS.

(a) For a period of five (5) years after the Closing, (i) Buyer shall not use, or permit the use of, any Jonny Cat Trademark, nor any trademark, service mark, logo or other mark that is confusingly similar to any Jonny Cat Trademark, as a brand name for any Scoopable Cat Litter or any Silica Gel Cat Litter that may be sold or distributed anywhere in the United States of America or Canada outside of the Taft Distribution Area; and (ii) Buyer shall not use, or permit the use of, any Jonny Cat Trademark, nor any trademark, service mark, logo or other mark that is confusingly similar to any Jonny Cat Trademark, as a brand name for any Silica Gel Cat Litter or any blended scoopable cat litter with any silica gel crystal content that may be sold or distributed in the Taft Distribution Area. Except as expressly provided in this SECTION
                                                                     ---------
      1.6(a), no manufacturing, marketing, processing, distribution, sales or other activity of Buyer (including, without limitation, any slotting activities of Buyer) shall be restricted in any way whatsoever. Buyer acknowledges and agrees that the Jonny Cat Trademarks being purchased by it hereunder do not include any rights Clorox or any Clorox Subsidiary may have in or to Trademarks outside of the United States and Canada and that Clorox and the Clorox Subsidiaries retain any and all such rights, as further provided in SECTION 1.1(C).

(b) Buyer acknowledges and agrees that its covenants in this SECTION 1.6 are a material inducement to Sellers' agreement to transfer the Jonny Cat Trademarks to Buyer, that such covenants relate to matters which are of a special, unique and extraordinary character that give each such covenant a special, unique and extraordinary value, and that a breach of any such covenants will result in irreparable harm and damages to Sellers which cannot be adequately compensated by a monetary award. In the event of any anticipated or actual breach of Buyer's agreement set forth in this SECTION 1.6, each Seller shall be entitled to seek a temporary restraining order and to seek temporary and permanent injunctive relief and such other form of equitable or injunctive relief as may be used by any court of competent jurisdiction to prevent or terminate such anticipated or actual breach, as well as any and all other applicable remedies at law and in equity available to it. If a court of competent jurisdiction should declare the covenants of Buyer in this SECTION 1.6 unenforceable, in whole or in part, due to any unreasonable restriction of duration and/or geographical area, then the parties hereto hereby acknowledge and agree that such a court of law or equity shall have the express authority of the parties to this Agreement to reform said covenants to a reasonable restriction and/or to grant each Seller any and all other relief, at law or in equity, reasonably necessary to protect the interests of such Seller. Buyer expressly covenants and acknowledges that Buyer considers the provisions of this SECTION 1.6 to be reasonable.

2. REPRESENTATIONS AND WARRANTIES OF SELLERS. As an inducement to Buyer to enter into this Agreement, Sellers, jointly and severally, hereby represent and warrant to Buyer as of the date hereof that the statements contained in this
SECTION 2 are true, correct and complete.

2.1 ORGANIZATION AND POWER. Each of Clorox, CSC and A&M is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, CPP is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and CCC is a corporation duly organized, validly existing and in good standing under the laws of Canada. Each Seller is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of the Assets or the conduct of business requires such Seller to be so qualified. Sellers have all requisite corporate power and authority and all corporate licenses, permits and other authorizations necessary to own and operate their respective properties and to carry on their respective businesses as now conducted.

2.2 ASSETS. Except for the Excluded Assets, the Assets are (a) all of the assets owned, leased or used by Sellers or any subsidiary or affiliate thereof currently employed in or necessary to conduct the Jonny Cat Business as currently conducted, (b) all of the assets on or related to the Taft Facility and all business lines that generate revenue at the Taft Facility using any such asset, and (c) except as otherwise specifically provided herein with respect to the Jonny Cat Trademarks, owned exclusively or leased by one or more Sellers.

2.3 AUTHORIZATION; NO CONFLICT. Each Seller has duly and validly authorized the execution, delivery and performance of this Agreement and all other Transactional Agreements to which it is a party, and the transactions contemplated hereby and thereby by all requisite corporate action. This Agreement has been duly executed and delivered by Sellers, and this Agreement constitutes, and the other Transactional Agreements upon execution and delivery by the Sellers that are parties thereto shall each constitute, a valid and binding obligation of each Seller that is a party thereto, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the other Transactional Agreements by Sellers, and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a) conflict with or result in any breach of any of the provisions of,
(b) constitute a default under, result in a violation of, or cause the acceleration of any obligation under, (c) result in the creation of any Encumbrance upon any of the Assets under, or (d) require any authorization, consent, approval, exemption or other action by or notice to any court or Governmental Body under, any Law, the provisions of Sellers' respective certificates of incorporation or by-laws or any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which Sellers are bound or to which any of the Assets are subject, except, in each case, for any of the foregoing individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect or materially hinder or impair the consummation of the transactions contemplated hereby.

2.4 FINANCIAL STATEMENTS. (a) Sellers have furnished, or promptly after the date hereof shall furnish, Buyer with copies of (i) an unaudited statement of operations for the United States Jonny Cat cat litter business for the fiscal year ended June 30, 2002, an unaudited statement of operations for the United States Jonny Cat cat litter business for the three (3) months ended September 30, 2002, an unaudited statement of operations for the agricultural and industrial absorbent business for the fiscal year ended June 30, 2002 and an unaudited statement of operations for the agricultural and industrial absorbent business as of September 30, 2002 (collectively, the "P&L Statement"), and (ii) an unaudited statement of inventory of the Business as of June 30, 2002 and September 30, 2002, and an unaudited statement of fixed assets of the United States Business at June 30, 2002 (collectively, the "Statement of Inventory and Assets"). (b) The financial information provided to Buyers and referred to in
SECTION 2.4(A) (i) is based upon the information contained in Sellers' books and records (which are accurate and complete in all material respects) and certain allocations made by Sellers' management in its reasonable judgment and as specifically described in the P&L Statement and the Statement of Inventory and Assets, as applicable, and (ii) is accurate in all material respects as of the times and with respect to the periods referred to therein. The P&L Statement and the Statement of Inventory and Assets are attached hereto as SCHEDULE2.4.

2.5 NO MATERIAL ADVERSE EFFECT. Except as set forth in SCHEDULE 2.5, since June 30, 2002, there has been no change in the business, operations, properties, assets, condition (financial or otherwise), customer relations or supplier relations, taken as a whole, of Sellers related to the Assets or the Business which could reasonably be expected to have a Material Adverse Effect.
2.6 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in SCHEDULE 2.6, with respect to the Assets, since September 30, 2002, Sellers have not:

(a) made any material changes in sales pricing practices or terms in respect of the operation of the Assets, become subject to any material liabilities or supply agreements with respect to the Assets obligating Sellers to deliver in excess of 1,000 tons of product to any customer, or 5,000 tons of product in the aggregate in any year, or entered into any sales or supply agreements for a term in excess of six (6) months;

(b) subjected to any Encumbrance, any portion of the Assets, other than in the ordinary course of business consistent with past practice and except Permitted Exceptions and Permitted Encumbrances;

(c) sold, assigned or transferred any of the Assets, except in the ordinary course of business consistent with past practice, or canceled without fair consideration any material debts or claims owing to or held by it, except in the ordinary course of business consistent with past practice;

(d) sold, assigned, transferred, abandoned or permitted to lapse any United States or Canadian Intellectual Property, or disclosed any material proprietary confidential information to any Person other than Buyer, in either case except in the ordinary course of business or as part of the sale of the Jonny Cat Business;

(e) with respect to employees at the Taft Facility, made or granted any bonus or any wage or salary increase (except for a wage/salary increase of three percent (3%) effective January 1, 2003) to any employee or group of employees or made or granted any increase in any employee benefit plan or arrangement (except in accordance with past custom and practice), or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

(f) made any unpaid capital improvement or commitments with respect to the Assets that aggregate in excess of $50,000;

(g)   entered into any other material transaction related to the Assets;

(h) suffered any material damage, destruction or casualty loss to any Asset with a replacement cost of $10,000 or more or at the Taft Facility, whether or not covered by insurance;

(i) failed promptly to pay and discharge current liabilities related to the Assets in accordance with past practice, except where disputed in good faith;

(j) made any change in any method of accounting or accounting practice or policy used with respect to the Assets other than such changes required by GAAP; or

(k) agreed, whether in writing or otherwise, to take any of the actions set forth in this SECTION 2.6.

2.7   REAL PROPERTY AND RELATED MATTERS.

(a) SCHEDULE 2.7(A) attached hereto sets forth a legal description of the land comprising the Real Property. Except as set forth on
      SCHEDULE 2.7(A), the Real Property, including, without limitation, all mineral rights appertaining thereto, is free and clear of any Encumbrance, other than Permitted Exceptions and Permitted Encumbrances. With respect to the Real Property, to the knowledge of Sellers, there are no encroachments or projections of improvements located on any other property onto any part of the Real Property nor do any improvements located on any part of such Real Property encroach or project upon other properties other than Permitted Exceptions.

(b) Except as described in SCHEDULE 2.7(B), there are no pending or, to the knowledge of Sellers, threatened actions, suits or proceedings, including condemnation or similar proceedings, against any Seller or relating to the Real Property or any material portion thereof, or relating to or arising out of the interest of Sellers in the Real Property or any material portion thereof, in any court or before or by any federal, state, county or municipal department, commission, board, bureau, agency, or other Governmental Body which, if decided contrary to Sellers' interests, would have an adverse effect on the value or use of the Real Property as currently used or reserved for use. Except as described in SCHEDULE 2.7(B), no special assessment is pending or has been proposed against any portion of the Real Property. Except as described in SCHEDULE 2.7(B), no Person is or has been in adverse possession of the Real Property or any part thereof for any period of time.

(c) To the knowledge of Sellers, no portion of the Real Property is in violation of, or used or occupied in a manner in violation of, any building or fire code, zoning ordinance, certificate of occupancy, insurance regulation or any other federal, state, county or municipal law, ordinance, order, or regulation or statute applicable thereto. To the knowledge of Sellers, all of the Real Property used by Sellers or reserved for use by Sellers conforms with the uses permitted by the applicable zoning ordinances (without benefit of the prior nonconforming use doctrine) or pursuant to an existing permanent variance, permit or exception to such ordinance which variance, permit or exception will inure to the benefit of Buyer as owner of the Real Property.

(d) The improvements situated on the Real Property which are necessary to operate the Assets as currently conducted by Sellers are, in all material respects, structurally sound and in good condition, order and repair, taking into account their current use, age, ordinary wear and tear and normal maintenance.

(e) To the knowledge of Sellers, there are no unrecorded licenses, leases, use agreements or understandings (in each case, whether oral or written) (collectively, "UNRECORDED LICENSES") relating to the use or occupancy of the Real Property by others. There are no Unrecorded Licenses that would reasonably be expected to have a Material Adverse Effect.

(f) Except as set forth in SCHEDULE 2.7(F), A&M has unrestricted legally enforceable access to and from the Real Property and the non-owned parcels of real estate underlying the Mining Claims to any railroad rights of way, public highways, roads or streets sufficient to permit the conduct of the operation of the Taft Facility and the Business as currently operated, and, to the knowledge of Sellers, there is no currently existing fact or condition which would result in the interference with or termination of such access.

(g) Except as set forth on SCHEDULE 2.7(G), (i) Sellers have no knowledge that the Real Property has ever been used as a cemetery or Native American burial ground; (ii) to Sellers' knowledge, there are no endangered or threatened species of animal or plant which at any time during the past five (5) years have lived on any of the Real Property;
      (iii) to Sellers' knowledge, no portion of the Real Property is a "wetland," as that term is used under any federal law, rule or regulation or any state or local law, rule or regulation applicable in the state and locality in which the Real Property is situated; and
      (iv) to the knowledge of Sellers, no portion of the Real Property has ever been designated as archaeologically significant based on findings of Native American artifacts or otherwise.

(h) All public utilities required for the present activities of the operation of the Taft Facility connect into the Real Property or are available to the Real Property at the boundaries thereof.

(i) No Person has any option to purchase, or right of first offer or first refusal with respect to, any portion of the Real Property, or is party to any agreement which, under any circumstances, could become such an option or right of first offer or first refusal, except as set forth on
      SCHEDULE 2.7(I). Sellers hold no options to purchase or acquire any interest in real property, or rights of first offer or first refusal with respect to any interest in real property (including any interest which, upon acquisition, would be a Leasehold Interest (as defined in SECTION 2.8 below)), which options or rights of first offer or first refusal relate to real property that could be used as clay mining property and is within twenty-five (25) miles of any point on the exterior boundaries of any of the Real Property.

(j) Sellers do not own or hold any interest whatsoever in real property that is used in any way in the conduct of the Business situated within twenty-five (25) miles of any point on the exterior boundaries of any of the Unpatented Mining Claims referred to in SECTION 2.9 or any of the Real Property except for the Real Property and the Mining Claims.

2.8 LEASEHOLD INTERESTS. Sellers are not parties to any leases, subleases, rental or other occupancy agreements relating to any real property and any rights to use or occupy real property, or rights or interests therein, which (a) are held by Sellers as lessee or sublessee (in each case, whether recorded or unrecorded), (b) are used or held for use in or relating to the Business, or (c) relate to real property that is within twenty-five (25) miles of any point on the exterior boundaries of any of the Real Property.

2.9   UNPATENTED MINING CLAIMS, SURFACE RIGHTS AND WATER RIGHTS.

(a) The Unpatented Mining Claims identified on SCHEDULE 2.9(A) contain the information specified below for each such Unpatented Mining Claim and are, to the knowledge of Sellers, all of the Unpatented Mining Claims owned by Sellers in the vicinity of the Taft Facility.

     ----------------------------------------------------------------
     Name of Claim     Date of      County Recording  BLM Serial No.
                      Location            Data
     ----------------------------------------------------------------
                                    Date  Book  Page
     ----------------------------------------------------------------

(b) With respect to the Unpatented Mining Claims, subject only to the paramount title of the United States, to the knowledge of Sellers:
      (i) the Unpatented Mining Claims were laid out and monumented consistent with industry practices on federal lands which were open to entry under the Mining Law of 1872 at the time of location;
      (ii) location notices and certificates were properly recorded and filed with appropriate governmental authorities; (iii) affidavits of assessment work, notices of intent to hold, or verified reports were timely and duly recorded and filed with appropriate agencies for each of the Unpatented Mining Claims for each year for all assessment years during which the performance of assessment work was required by law and for which such affidavit, notice or report was required to be filed;
      (iv) payments of rental fees or maintenance fees in lieu of assessment work were timely paid for each assessment year when such payments were required by Law and affidavits thereof were timely filed with and recorded in the local offices of the appropriate Governmental Body insofar as required or allowed by applicable Law; (v) the work and expenditures described in said affidavits, notices and reports were in fact made and performed in a good faith effort to satisfy assessment work requirements; (vi) the Unpatented Mining Claims are free and clear of liens, production royalties, advance royalties, rents, bonuses or bonus payments or finder's fees in favor of any Person; (vii) Sellers have no knowledge of conflicting claims or activities or possession by third parties in anticipation of such claims, except as set forth in
      SCHEDULE 2.9(B); and (viii) Sellers have located each such Unpatented Mining Claim under the Mining Law of 1872.

(c) Where Sellers' ownership of the Unpatented Mining Claims does not give Sellers surface rights of ingress and egress and use of the surface of such mining claims for mining and related purposes, Sellers have valid and enforceable agreements with the owners of such surface rights permitting Sellers access to such claims for mining and related purposes, all of which agreements are set forth in SCHEDULE 2.9(C). Sellers are not in default with respect to any obligations thereunder and, to Sellers' knowledge, there has not occurred any event which, with notice or lapse of time or both, would constitute such default. The agreements set forth in SCHEDULE 2.9(C) are fully assignable and by their terms do not require compensation to the surface owner, except as provided in SCHEDULE 2.9(C).

(d) With respect to any Real Property and any Mining Claims constituting part of the Assets, all water rights of Sellers appurtenant to such Real Property and Mining Claims are set forth in SCHEDULE 2.9(D), and such water rights, if any, have been granted pursuant to the agreements, applications to appropriate water, certificates of appropriation and applications to change water rights set forth in
      SCHEDULE 2.9(D). Sellers are not in default with respect to any obligations under such agreements and, to the best knowledge of Sellers, there has not occurred any event which, with notice or lapse of time or both, would constitute such a default. The agreements set forth in SCHEDULE 2.9(D), if any, are fully assignable to Buyer and by their terms do not require compensation to any party thereto.

(e) For purposes of this SECTION 2.9, "knowledge" shall mean actual knowledge of Michael Weaver or written notice to him of the matter in question.

2.10  PERSONAL PROPERTY AND TITLE TO ASSETS, ETC.

(a) SCHEDULE 2.10(A) sets forth a true and complete list and brief description from Sellers' business records, as of June 30, 2002, of all Equipment; provided, however, such list may exclude Equipment that has an individual value of less than $2,500.

(b)   Except as set forth in  SCHEDULE 2.10(B),  all of the Assets (other than
                              ----------------
      the Mineral Reserves, the Real Property and the Mining Claims) that are owned by any Seller including, but not limited to, such Assets described in any Disclosure Schedule, are free and clear of any Encumbrances other than Permitted Encumbrances and Permitted Exceptions. Except as set forth in SCHEDULE 2.10(B), all tangible
                                              ----------------
      Assets including, but not limited to, Books and Records, Equipment and core samples are, or on the Closing Date will be, located at the Real Property or shall be separately delivered to Buyer except for
      (i) Assets that, as of the Closing Date, have been sold or otherwise disposed of in the ordinary course of business and (ii) a split of each core sample, which shall be retained by Sellers.

(c) The Equipment is in good operating condition, order and repair, taking into account ordinary wear and tear.

2.11 INVENTORIES. All finished product Inventory, net of reserves for obsolete and excess Inventory, included in the Assets are in salable condition and are located at the Taft Facility or in the warehouses or Clorox distribution centers in the United States or Canada specified in SCHEDULE 2.11, or are in transit to any such location. The amount and value of Inventory being sold hereunder is at a level in amount and fair market value at least equal to one million two hundred thousand dollars ($1,200,000), with a three percent (3%) allowance for unsalable or slow-moving Inventory. All work-in-process Inventory, net of reserves for obsolete and excess Inventory, included in the Assets is capable of being processed or made into salable condition in the ordinary course of business and is located at the Taft Facility. All packaging materials, purchased raw materials and fuels Inventory, net of reserves for obsolete and excess Inventory, owned by Sellers were purchased for use at the Taft Facility and all such packaging materials, purchased raw materials and fuels, net of reserves for obsolete and excess Inventory, are in usable condition.

2.12  TAX MATTERS.

(a) All monies required to be withheld from Taft Facility employees for income taxes, social security and unemployment insurance taxes or collected from customers or suppliers in connection with the Jonny Cat Business as sales, use or other Taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established.

(b) With respect to the Taft Facility and the Business, except as set forth on SCHEDULE 2.12:

(i) Each of the Sellers have filed or will file or cause to be filed, within the applicable period prescribed by law, all Tax Returns required by such law to be filed by such Sellers for all taxable periods ending on or prior to the Closing Date. All Tax Returns are or shall be accurate and complete in all respects, have been prepared in compliance with all applicable laws and regulations and reflect all Taxes due for such periods. Each of the Sellers have paid, within the time and in the manner prescribed by law, all Taxes due or payable prior to the Closing Date, whether or not reflected on such Tax Returns and, with respect to all Tax Returns that the applicable Sellers have not yet filed, shall pay, within the time and in the manner prescribed by law, all Taxes due for such periods. No Tax Returns have been audited by any Governmental Body. None of the Sellers are currently the beneficiary of any extension of time within which to file any Tax Return;

(ii) No claim or assertion has been made against any of the Sellers by any Governmental Body in any jurisdiction in which a Tax Return has not been filed by a Seller that such Seller is or may be subject to taxation of any sort in such jurisdiction or otherwise is required to file a Tax Return in such jurisdiction. None of the Sellers have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(iii) Sellers do not have any reasonable expectation that any Governmental Body will assess any Tax liability for any period for which Tax Returns have, or should have, been filed. No Tax audits or administrative or judicial Tax proceedings are pending or, to the knowledge of Sellers, are being conducted by any Governmental Body with respect to Sellers. Sellers have not received from any Governmental Body (including authorities in jurisdictions where Sellers have not filed Tax Returns) any (i) notice (written or otherwise) indicating an intent to open an audit or other review,
           (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against Sellers or the Assets; and

(iv) Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party.

2.13 CONTRACTS AND COMMITMENTS. Except as set forth in SCHEDULE 2.13:

(a) Sellers are not a party to any contract, commitment or arrangement of the type described below which would be binding on Buyer with respect to any employees of the Taft Facility after the Closing Date, or would otherwise be applicable to or binding upon Buyer for any reason at any time after the Closing Date:

(i) bonus, pension, profit sharing, retirement or deferred compensation plan or stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal, or severance agreements or arrangements;

(ii) contract with any labor union or contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis;

(iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the Assets;

(iv) guarantee of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business;

(v) agreement or commitment with respect to the lending or investing of funds to or in other persons or entities;

(vi)  license or royalty agreement;

(vii) lease or agreement under which it is lessee of or holds or operates any personal property owned by any other party for which the aggregate annual rental payments to any one Person and its affiliates exceeds $10,000 (except to the extent any of the foregoing constitutes a Contract Right to be assumed by Buyer hereunder);

(viii)lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it for which the aggregate annual rental exceeds $10,000 (except to the extent any of the foregoing constitutes a Contract Right to be assumed by Buyer hereunder);

(ix) contract or group of related contracts with the same party for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $10,000 (except to the extent any of the foregoing constitutes a Contract Right to be assumed by Buyer hereunder);

(x) other contract or group of related contracts with the same party continuing over a period of more than six (6) months from the date or dates thereof, not terminable by it on thirty (30) days' or less notice without penalties or involving more than $10,000 (except to the extent any of the foregoing constitutes a Contract Right to be assumed by Buyer hereunder);

(xi) contract which prohibits it from freely engaging in business anywhere in the world;

(xii) contract relating to the distribution or brokerage of its products;

(xiii)supply agreements or obligations undertaken by Sellers since June 30, 2002, not otherwise described in this SECTION 2.13 (except to the extent any of the foregoing constitutes a Contract Right to be assumed by Buyer hereunder); or

(xiv) contract with any officer, director, partner, shareholder or other insider of Sellers.

(b)   Except as specifically disclosed in SCHEDULE 2.13,  since June 30, 2002,
      (i) to the knowledge of Sellers, no contract or commitment material and relating primarily to the Business, the Taft Facility or the Assets has been breached or canceled by the other party, (ii) Sellers have performed all material obligations required to be performed by them through the date of this Agreement in connection with the Business, the Taft Facility and the Assets and are not in receipt of any written claim of default under any lease, contract, commitment or other agreement to which any Seller is a party having an aggregate value over the life thereof in excess of $10,000; and (iii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a breach or default under any material lease, contract, instrument or other agreement to which any Seller is a party and which is related to the Assets.

(c) SCHEDULE 2.13 contains a list of all Contract Rights and Assumed Contracts, and Seller has supplied Buyer with a true and correct copy of all written Assumed Contracts which are referred to on Schedule 2.13, together with all amendments, waivers or other changes thereto.

2.14 TRADEMARKS. Set forth on SCHEDULE 2.14(A) is a true and complete list of all the Jonny Cat Trademarks that are used by Sellers in the conduct of the Business. One or more Sellers owns and possesses all right, title and interest in and to the Jonny Cat Trademarks. Sellers have not received any written notices of infringement, misappropriation, invalidity or conflict from any Third Party with respect to the Jonny Cat Trademarks, excluding assertions of rights which have not been presented in the form of a specific claim or demand and are not reasonably likely to have a Material Adverse Effect. Sellers have not received any written notice that the Jonny Cat Trademarks have been infringed by any third parties in any respect that is reasonably likely to have a Material Adverse Effect. Except for licenses granted in connection with the sale of products in the ordinary course of business (all of which are set forth in SCHEDULE 2.14(B)), the Jonny Cat Trademarks are not subject to any license or any contractual restriction on use, nor, to the knowledge of Sellers, are they subject to any limitation pursuant to any order, decision, injunction, judgment, award or decree of any Governmental Body, which in any such case is reasonably likely to have a Material Adverse Effect.

2.15 LITIGATION; PROCEEDINGS; KICKBACK. Except as set forth in Schedule 2.15, there are no actions, suits, proceedings, orders or investigations pending or, to Sellers' knowledge, threatened against Sellers related to the Assets, at law or in equity, or before or by any Governmental Body, which are reasonably likely to have a Material Adverse Effect. No officer, director, employee, or agent of Sellers at the Taft Facility has been or is authorized by any director or by any executive officer of any Seller to make or receive, and to Sellers' knowledge, no such Person has made or received, any bribe, kickback or other illegal payment at any time with respect to the Assets.

2.16 BROKERAGE. No Seller has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement.

2.17 GOVERNMENTAL CONSENTS, ETC. No Governmental Authorization is required in connection with the execution, delivery or performance of this Agreement by Sellers or the Closing by Sellers of any of the transactions contemplated hereby, except as set forth ON SCHEDULE 2.17 and except for such Governmental Authorizations the absence of which, individually or in the aggregate, would not have a material adverse effect on Buyer's ability to mine and operate any of the Assets.

2.18  EMPLOYEES.

(a) (i) No Seller is or at anytime during A&M's ownership of the Taft Facility has been, a party to any collective bargaining agreement relating to the Taft Facility and any Taft Facility Employees (a "COLLECTIVE BARGAINING AGREEMENT"), (ii) Sellers have heretofore delivered to Buyer a true and complete list, as of the date set forth therein, of the names, positions, date of hire, and current salaries or wage rates of all Taft Facility Employees, separately identifying those treated as exempt from the over-time requirements of the Fair Labor Standards Act, and (iii) no Taft Facility Employees are covered by a Collective Bargaining Agreement.
(b) To the knowledge of Sellers, no group of eight (8) or more of Taft Facility Employees has any plans to terminate employment with any Seller. Sellers have complied with all applicable laws relating to the employment of labor at the Taft Facility, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, except for any compliance failures, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Sellers, Sellers have no labor relations problems at the Taft Facility that would reasonably be expected to have a Material Adverse Effect, and to the knowledge of Sellers, there have been no union organization efforts by the Taft Facility Employees.

2.19 EMPLOYEE BENEFIT PLANS. SCHEDULE 2.19 contains a list of all current employee benefit plans, within the meaning of Section 3(3) of ERISA, and all bonus, vacation, sick pay, paid time off, severance stock option, stock purchase and other employee benefit plans and arrangements, whether formal or informal, available to any current or former Taft Facility Employee (collectively, the "BENEFIT PLANS"). No Benefit Plan is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

2.20 INSURANCE. SCHEDULE 2.20 lists and briefly describes each insurance policy maintained by Sellers (and the insured values thereof) with respect to the Taft Facility. All of such insurance policies are in full force and effect.

2.21  [RESERVED.]

2.22  COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS.

(a) Sellers are in compliance with all applicable Laws which affect the Assets or the operation of the Taft Facility, except for failures to comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. In particular, but without limiting the generality of the foregoing, Sellers are not in violation of, nor have Sellers received a written notice or charge asserting any violation of, the Immigration Reform and Control Act of 1986, the Mine Safety and Health Act of 1977, as amended, any Environmental Laws, or any other state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting the employment of aliens or reclamation, in each case with respect to the Assets, except for any violations which, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Sellers have also complied and are in substantial compliance with all legally required reclamation plans relating to the Taft Mine or any reclamation activities undertaken by Sellers with respect to the Taft Mine, and true and correct copies of all such reclamation plans are set forth on
      SCHEDULE 2.22.

(b) Sellers hold all Governmental Authorizations required for the ownership, mining and operation of the Taft Facility as currently conducted and as conducted consistent with Sellers' ordinary course of business. To the extent assignments or transfers are permitted thereunder, such Governmental Authorizations are being sold or transferred to Buyer as part of the Assets. To the extent any of such Governmental Authorizations cannot be transferred to Buyer prior to Closing, Sellers have no reason to believe that Buyer will not be able to effectuate the transfer thereof to Buyer or receive an equivalent Governmental Authorizations in each case without incurring cost therefor other than ordinary and customary federal, state, local and municipal transfer and filing fees.

2.23  ENVIRONMENTAL MATTERS.

(a) Except as set forth on SCHEDULE 2.23, the Real Property is in compliance with all applicable Environmental Laws, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)   Except  as set  forth  on  SCHEDULE 2.23,  Sellers  have  obtained,  and maintained in full force and effect, and complied with all environmental permits, licenses, certificates of compliance, approvals and other Governmental Authorizations necessary to own or operate the Assets under the Environmental Laws applicable to the Real Property and the Equipment (collectively, the "ENVIRONMENTAL PERMITS"), except
      (i) for any Environmental Permit, the absence of which could not reasonably be expected to have a Material Adverse Effect, and
      (ii) where the failure to comply with any Environmental Permit cannot reasonably be expected to have a Material Adverse Effect.

(c) Sellers have disclosed and delivered to Buyer copies of all environmental reports and investigations related to the Real Property that, to the knowledge of Sellers, are in Sellers' possession.

(d) Except as set forth in SCHEDULE 2.23, none of the Real Property is or has been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state, foreign or local agency.

(e) Except as set forth in SCHEDULE 2.23, to the knowledge of Sellers, none of the Real Property contains any Hazardous Materials, wastes or other regulated substances under Environmental Laws, which constitutes a violation of or gives rise to liability under any Environmental Law.

(f) Except as set forth on SCHEDULE 2.23, there are no underground storage tanks, whether or not regulated under Environmental Laws, contained on the Real Property or at the Taft Facility.

2.24 NO DEFAULT. Except as set forth on SCHEDULE 2.24, Sellers are not in default or breach of any Assumed Contracts, which default or breach could reasonably be expected to have a Material Adverse Effect, and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and, to the knowledge of Sellers, all such contracts, agreements, indentures or other instruments which are Contract Rights hereunder are in good standing and in full force and effect, enforceable in accordance with their respective terms.

2.25  CUSTOMER RELATIONS.

(a) Sellers are not aware of any facts or information indicating that any customer identified on SCHEDULE 2.25(A) has indicated overtly an intention to materially alter or materially decrease the amount of any such business

(b) Except as set forth on SCHEDULE 2.25(B), Sellers do not have any present intention of ceasing to supply or otherwise altering the amount of business done with any customer.

2.26 WARRANTIES AND PRODUCT LIABILITY. There are no actions, suits, inquiries, proceedings or, to the knowledge of Sellers, investigations by or before any Governmental Body pending or threatened against or involving the Assets relating to any product alleged to have been defective or improperly designed or manufactured or stating a claim under any warranty, guarantee or indemnification made by Sellers that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.27 DISCLOSURE SCHEDULES. Sellers shall deliver the Disclosure Schedules to Buyer concurrently with the execution of this Agreement. To the extent required by SECTION 4.5(G) below, Sellers will deliver additional Disclosure Schedules and/or supplement or amend the Disclosure Schedules delivered pursuant hereto. No additional Disclosure Schedule or additional supplement or amendment to the Disclosure Schedules shall affect Buyer's obligation to consummate the transactions contemplated hereunder unless Buyer exercises its right to terminate this Agreement pursuant to SECTION 7.1(B) hereof. To the extent reasonably apparent from its context, disclosure by Sellers on any one Disclosure Schedule, or supplement or amendment thereto, delivered pursuant to this Agreement at or prior to the Closing shall be disclosure as to all applicable Disclosure Schedules. With respect to any Sections in this Section 2 which do not contain reference to any Disclosure Schedule, should Sellers deliver a Disclosure Schedule after the execution of this Agreement pursuant to
SECTION 4.5(G), which specifically refers to any such Section, such Section, and, to the extent provided herein, all other provisions of this Section 2, shall be deemed qualified in all respects by the contents of such new Disclosure Schedule, and the phrase "Except as disclosed in any Disclosure Schedule referring to this Section" shall be deemed added to each applicable representation and warranty therein.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants, to and for the benefit of Sellers, as of the date of Buyer's execution of this
Agreement:

3.1 DUE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its assets or the conduct of its business requires Buyer to be so qualified. Buyer has all requisite corporate power and authority and all corporate licenses, permits and authorizations necessary to own and operate its properties and to carry on its businesses as now conducted.

3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Buyer has the right, power and authority to enter into and to perform its obligations under this Agreement and the Transactional Agreements to which it will be a party; and the execution, delivery and performance by Buyer of this Agreement and the Transactional Agreements to which it will be a party have been duly authorized by all necessary corporate action on the part of Buyer. Upon the execution and delivery of this Agreement and each of the other Transactional Agreements to which Buyer is a party, this Agreement and each such other Transactional Agreement will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.3 BROKERS. Buyer has not become obligated to pay, nor has Buyer taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the sale of any of the Assets to Buyer.

3.4 NO CONFLICT. The execution, delivery and performance of this Agreement and the other Transactional Agreements by Buyer, and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a) conflict with or result in any breach of any of the provisions of, (b) constitute a default under, result in a violation of, or cause the acceleration of any obligation under, or (c) require any authorization, consent, approval, exemption or other action by or notice to any court or Governmental Body under, the provisions of Buyer's certificate of incorporation or by-laws, any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer is bound, or any Law, except, in each case, for any of the foregoing, individually or in the aggregate, which would not reasonably be expected to materially hinder or impair the consummation of the transactions contemplated hereby.

3.5 LITIGATION; PROCEEDINGS. There is no action, suit, proceeding, order or investigation pending against Buyer, at law or in equity, or before or by any Governmental Body, that challenges, or that is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby, and, to the knowledge of Buyer, no Person has threatened to commence any such action, suit or proceeding.

3.6 AVAILABLE FUNDS. Buyer has sufficient cash, or firm commitments from responsible lending institutions, available lines of credit or other sources of available funds to enable it to pay the Purchase Price at the Closing.

3.7 AUTHORIZATION. Buyer has duly authorized the execution, delivery and performance of this Agreement and all other Transactional Agreements to which it will be a party, and the transactions contemplated hereby and thereby, by all requisite corporate action.

3.8 GOVERNMENTAL CONSENTS, ETC. No Governmental Authorization is required in connection with the execution, delivery or performance of this Agreement by Buyer or the Closing by Buyer of any of the transactions contemplated hereby.

4.    COVENANTS

4.1 BEST EFFORTS. During the Pre-Closing Period, Sellers and Buyer shall use their respective Best Efforts to cause the conditions set forth in SECTIONS 5 and 6, respectively, to be satisfied on a timely basis.

4.2 CONFIDENTIALITY. During the Pre-Closing Period, neither of the parties hereto shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any supplier, customer, landlord, creditor or employee of any party hereto not involved in the due diligence and negotiation of this Agreement or to any other Person) regarding the sale of the Assets to Buyer or the existence or terms of this Agreement or any other Transactional Agreement, except to the extent that such party is required by law to make any such disclosure or as agreed by the parties.

4.3   EMPLOYEES.

(a) Effective on the Closing Date, Buyer will make offers of employment to all of the Taft Facility Employees identified in SCHEDULE 4.3(A) who have passed a drug test administered by Buyer. The offers extended to those employees who are on a leave of absence as of the Closing Date also shall be contingent upon the employee returning to work in his or her former position within six (6) months after the Closing Date, and Sellers shall continue the employment and benefits of such employees for no less than six (6) months after the Closing Date or until the employee commences work with Buyer, if earlier. Taft Facility Employees who accept employment with and perform services for Buyer are referred to herein as "TRANSFERRING EMPLOYEES," and all other Taft Facility Employees are referred to herein as "OTHER TAFT EMPLOYEES." Effective as of the applicable Hire Date and until at least ninety (90) days following the Hire Date, Buyer shall provide each Transferring Employee with (i) pay equal to such Transferring Employee's salary or hourly wage rate, as applicable, as in effect as of the date of this Agreement, and (ii) employment at the Taft Facility that is substantially equivalent, in terms of responsibilities and duties, to the Transferring Employee's current employment; provided, however, that if Buyer terminates the employment of a Transferring Employee other than for cause during the 90-day period following the Transferring Employee's Hire Date, Buyer shall offer severance benefits to such employee no less generous than those provided under the applicable severance policy of Clorox in effect as of the date of this Agreement. The term "HIRE DATE" as used herein refers to the date a Transferring Employee begins employment with Buyer and shall be the same as the Closing Date except for those employees who are on a leave of absence on such date. Subject to Buyer's agreements with Sellers in this
      Section 4.3, (1) Buyer shall have the absolute right to establish all terms and conditions of employment, including wages, benefits and benefit plans, for any Transferring Employees and (2) Buyer is not bound to assume, implement or continue any wages, terms and conditions of employment, benefits or benefit plans which currently exist or which are proposed to become effective in the future for Sellers' employees. Sellers agree not to discourage any Taft Facility Employees from accepting employment with Buyer.

(b) Except as otherwise provided in this Section 4.3, Buyer shall assume all employment-related obligations accruing on or after the applicable Hire Date with respect to the Transferring Employees, and Sellers shall retain all employment-related obligations with respect to Other Taft Employees whenever incurred or accruing. With respect to each Transferring Employee, Sellers shall retain all employment-related obligations incurred, accruing or attributable to claims incurred or events occurring before the applicable Hire Date.

(c) For purposes of this SECTION 4.3 and unless otherwise expressly provided herein:

          (A) "EMPLOYMENT-RELATED OBLIGATIONS" to be assumed by Buyer with respect to Transferring Employees shall include compensation for services performed for Buyer after the Hire Date (and related employment and withholding taxes), any Buyer-sponsored employee welfare or pension benefit plan (as defined under ERISA Sections 3(l) and 3(2), respectively) covering the Transferring Employees with respect to claims incurred on or after the Hire Date, and benefits accrued under any other unfunded employee benefit plan or arrangement of Buyer covering the Transferring Employees on or after the Hire Date.

         (B) "EMPLOYMENT-RELATED OBLIGATIONS" to be assumed by Buyer shall not include compensation (and related employment and withholding taxes) for services performed for Sellers before or after the Closing Date, any benefits accrued or claims incurred under any employee welfare or pension plan sponsored by Sellers (as defined under ERISA Sections 3(1) and 3(2), respectively) covering the Taft Facility Employees prior to or after the Closing Date, or any benefits accrued or claims incurred under any other employee benefit plan or arrangement of Sellers covering the Taft Facility Employees prior to or after the Closing Date including, but not limited to, accrued vacation pay.

(d) Sellers shall be responsible for the health care coverage of any Other Taft Employees as may be required by COBRA or otherwise under Sellers' health benefits plans. After the Closing, Sellers shall ensure that the option of continuing health care coverage under the Sellers' health benefits plans is extended to the Transferring Employees to the extent required by COBRA. Buyer shall be responsible for providing health care continuation coverage as required by COBRA to any Transferring Employees whose employment is terminated by Buyer after the Closing.

(e) In reliance on Buyer's agreement to offer to hire as of the Closing Date all of the Taft Facility Employees identified on SCHEDULE 4.3(A), and Sellers' agreement to continue the employment of those Taft Facility Employees on a leave of absence as of that date, neither Sellers nor any affiliates of Sellers have given the prior notification specified in the WARN Act. Buyer shall comply with the WARN Act, to the extent applicable, when terminating the employment of any Transferring Employees during the first six (6) months following the Closing Date.

(f) Transferring Employees shall be eligible to participate in Buyer's welfare benefit plans, as defined in Section 3(1) of ERISA ("BUYER WELFARE PLANS"), in accordance with the terms of such plans, effective as of the Transferring Employee's Hire Date. Notwithstanding the foregoing, Transferring Employees shall not be eligible to participate in Buyer's medical and dental benefits plans until the first day of the month following the Transferring Employee's Hire Date, and Sellers shall continue the medical and dental benefits coverage, if any, of each Transferring Employee through the last day of the calendar month in which each such employee's employment with Sellers' terminates. Buyer shall not be required to provide benefit coverage to any Taft Facility Employee or his or her dependents to the extent that such person has not become an employee of, and performed services for, Buyer.

(g) It is intended by the parties that the responsibilities, liabilities, and covenants assumed or agreed to by Buyer pursuant to this Section 4.3 shall also bind any Buyer Designee and any Affiliate of Buyer to which all or any portion of the Assets are transferred, and Buyer agrees to cause any such Buyer Designee or Affiliate to observe the provisions and covenants of this SECTION 4.3.

(h) Except as otherwise provided in this SECTION 4.3, where this Section 4.3 requires a party to take any action or perform any task, the party obligated to take such action or perform such task shall be responsible for all fees, costs and other expenses incurred for, and related to, such actions or tasks.

(i) Buyer's qualified retirement plans shall recognize Past Service for purposes of determining eligibility to participate and vesting only, but not for purposes of benefit accrual. Buyer's other non-retirement benefit plans and policies, including, without limitation, severance and welfare plans, shall recognize Past Service for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service (other than vacation accrual); provided, however, that Past Service shall not be recognized to the extent such recognition would result in duplication of benefits. Sellers shall be responsible for making cash payments to Transferring Employees for earned but unused vacation and accrued vacation determined as of the Closing Date; provided, however, that Transferring Employees who affirmatively elect in writing shall instead receive credit under Buyer's vacation policy for unused vacation earned with Sellers in 2001 and 2002, with any unused vacation earned in 2000 and prior years paid to such electing employees by Sellers. Sellers shall pay to Buyer no later than 60 days after the Closing Date the dollar amount of vacation pay credited by Buyer to electing employees plus the employer share of payroll taxes estimated to become payable on such amount. "Past Service" shall mean all service with Clorox or any Clorox Subsidiary, including service with predecessor employers that was recognized by Clorox or any Clorox Subsidiary.

(j) Sellers shall cause the accrued benefits of each Transferring Employee under Sellers' qualified retirement plans as of the Closing Date to become fully vested, and shall treat all Transferring Employees as having been employed by Sellers on June 30, 2003, for purposes of entitlement to any benefit accruals or to share in any matching, profit sharing, or other employer contributions. In no event would Buyer, during the ninety (90) day period following the Closing, terminate without cause more than twenty-five (25) Transferring Employees.

4.4 DUE DILIGENCE INVESTIGATION. Buyer has commenced and will continue to perform a pre-acquisition due diligence investigation and review of the books, records and facilities related to the Assets and will complete such pre-acquisition due diligence investigation not later than December 10, 2002. Sellers agree to provide access to information for purposes of such pre-acquisition due diligence investigation in accordance with Section 4.5(f) hereof. Buyer shall have the right to terminate this Agreement as set forth in
SECTION 7.1(B) based upon such due diligence investigation. Notwithstanding anything to the contrary contained herein, the conduct by Buyer of its due diligence investigation shall not affect or mitigate (a) any covenants, representations or warranties of Sellers contained herein or in the other Transactional Agreements or (ii) Buyer's rights to indemnity under this Agreement.

4.5   AFFIRMATIVE COVENANTS OF SELLERS.  Prior to the Closing, Sellers shall:

(a) conduct the Business in the usual and ordinary course of business in accordance with past custom and practice;

(b)   keep in full force and effect their corporate existence;

(c) use Best Efforts to retain the Taft Facility Employees and preserve their present business relationships in accordance with ordinary course of business;

(d) maintain the tangible Assets in customary repair, order and condition and maintain insurance related to the Assets comparable to that in effect on the date of this Agreement;

(e) maintain their Books and Records in accordance with past custom and practice;

(f) in connection with SECTION 4.4, permit Buyer and its Representatives and potential lenders and their representatives, for a period from the date hereof until the Closing, to have access to the Sellers' books and records, invoices, contracts, leases, key personnel, independent accountants, property, facilities, equipment and other things reasonably related to the Assets, to conduct due diligence of the Assets, including, but not limited to, making a detailed review of prior operating results and the financial condition of Sellers and the Assets, reviewing the condition of the Assets and conducting environmental, health and safety audits of all real property and facilities to be leased or purchased pursuant hereto; and Sellers will fully cooperate and assist in such investigation; provided, that Buyer shall use its Best Efforts not to materially disrupt the Assets, the Business or the operations of the Taft Facility; and, provided further and notwithstanding anything contained herein to the contrary, that the exercise by Buyer of any such rights of access and due diligence shall not affect or mitigate (i) any covenants, representations and warranties of Sellers or (ii) Buyer's rights to indemnity under this Agreement; and

(g) promptly inform Buyer in writing of any material variances from the representations and warranties contained in SECTION 2 hereof or any breach of any covenant or agreement contained in this SECTION 4, in each case including, without limitation, the Disclosure Schedules related thereto and promptly deliver to Buyer a Disclosure Schedule or supplement or amendment to an existing Disclosure Schedule, as appropriate, as any Seller may at any time or from time to time prior to the Closing determine is necessary to correct any material inaccuracy in the representation and warranty contained in SECTION 2 hereof or to correct any such material inaccuracy that would exist if said representation and warranty were to be restated as of the Closing.

4.6 NEGATIVE COVENANTS. Prior to the Closing, without the prior written consent of Buyer, Sellers shall not:

(a) take any action that would require disclosure under SECTION 4.5(F) of this Agreement;

(b) directly or indirectly (including through any agent, broker, finder or other third party), offer the Assets for sale, transfer, assignment or other disposition (whether pursuant to merger, stock sale, asset sale or otherwise) to any Person (other than pursuant hereto, the sale of Inventory in the ordinary course of business to Third Parties or sales of obsolete Equipment in the ordinary course of business consistent with past practice), initiate or continue discussions with any Third Party with respect to the sale of the Assets, or take any action inconsistent with the foregoing including, without limitation, entering into discussions or negotiations (or continuing such discussions or negotiations) concerning any acquisition by any Third Party of the Business, the Assets or the Taft Facility;

(c) make any change in their certificates of incorporation or bylaws that would interfere with or prevent the consummation of the transactions contemplated herein;

(d)   enter into (i) any liabilities relating to the operation of the Assets or
      (ii) supply obligations binding Sellers or Buyer to supply any Johnny Cat Product for more than six (6) months;

(e) make any significant organizational or personnel changes relating to the Assets other than with respect to Michael Weaver and other than as may be necessary to replace employees who terminate employment prior to the Closing;

(f) pay any bonus or grant any salary or wage increase with respect to the Taft Facility Employees out of the ordinary course of business or materially inconsistent with past business practices; or

(g) make any material changes out of the ordinary course of business in sales prices, practices or terms in respect of the Assets.

4.7 TITLE COMMITMENTS. Sellers have delivered the Preliminary Title Report to Buyer. Buyers shall use the Preliminary Title Report to obtain commitments for title insurance issued by the Title Company ("TITLE COMMITMENTS") committing to insure Buyer's title in the Real Property including, without limitation, minerals and mineral rights, in an amount equal to the fair market value thereof, which Title Commitments shall be for ALTA Form Owner's Policies containing extended coverage, survey, zoning 3.1 (with parking), contiguity (if applicable), property index number, location, access and leasehold (with respect to the Leasehold Interests) endorsements and shall deliver pro-forma title insurance policies prior to the Closing Date. Within five (5) Business Days of the date that Buyer has received all of the Title Commitments (including copies of all of the documents referenced on Schedule B thereto) and Surveys, Buyer shall deliver to Sellers, in writing, such objections as Buyer may have to anything reflected, contained, determined or set forth therein which would reasonably be expected to have a Material Adverse Effect. Any such title or survey matters as to a particular portion of Real Property to which Buyer does not object within such time period, together with any other Permitted Exceptions, shall be deemed to be Permitted Exceptions hereunder as to such portion of Real Property. If exceptions to the title to the Real Property are contained in the Title Commitments or any Schedule to this Agreement, or if exceptions appear from the Surveys, and if in either case Buyer delivers written objections thereto in accordance with this SECTION 4.7, then Sellers shall have a period of five (5) Business Days within which to (i) cure, remove or insure over such exceptions to the reasonable satisfaction of Buyer or (ii) provide Buyer with notice that it is unable to cure, remove or insure over such exceptions. Sellers shall in good faith use Best Efforts to eliminate or cure all title or survey defects, without the expenditure of funds, to which Buyer objects in accordance with this SECTION 4.7. If Sellers are unable to cure, remove or insure over the exceptions within such five (5) Business Day period or if Sellers provide written notice to such effect to Buyer, then by written notice to Sellers within five (5) Business Days after the earlier of the expiration of such five (5) Business Day period or Buyer's receipt of Sellers' notice to such effect, Buyer shall have the right, as Buyer's sole remedy hereunder, to (A) waive its objections and accept title subject to the exceptions without set-off or reduction in the Purchase Price, or (B) terminate this Agreement. Notwithstanding anything to the contrary herein, the inclusion of the matters set forth in the Preliminary Title Report in the description of the Real Property shall not prohibit Buyer from raising objections to such matters as provided herein.

4.8 CUSTOMER INFORMATION. At least twenty (20) days prior to the Closing Date, Sellers shall provide Buyer with a complete and accurate list of all "ship to" information for each customer of Sellers related to the Assets and the Business specifically identifying each such customer's "ship to" location or locations.

4.9 RECLAMATION BONDS. Buyer shall, timely after the date hereof, offer replacement financial assurances for reclamation to the lead agency under California SMRA reasonable in amount and meeting the requirements of California SMRA.

5. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part, in writing):

5.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Sellers in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall (a) have been accurate in all respects as of the date of this Agreement, but only if the collective inaccuracies of the representations and warranties, or any individual inaccuracy of any representations or warranty, would not reasonably be expected to have a Material Adverse Effect, without giving effect to any materiality qualifier contained in such representation or warranty, and (b) be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, after giving effect to all Disclosure Schedules and supplements and amendments thereto, but only if the collective inaccuracies of the representations and warranties, or any individual inaccuracy of any representations or warranty, would not reasonably be expected to have a Material Adverse Effect, without giving effect to any materiality qualifier contained in such representation or warranty.

5.2   PERFORMANCE OF OBLIGATIONS.

(a) Each of the documents required of Sellers referred to in SECTION 1.2(B) shall have been executed by Sellers and delivered to Buyer.

(b) Each of the covenants and obligations that Sellers are required to comply with or to perform at or prior to the Closing shall have been duly complied with and performed by Sellers in all material respects.

5.3 REQUIRED FILINGS AND CONSENTS. All filings, authorizations and approvals, if any, of any Governmental Body that are required for the consummation of the transactions contemplated hereby (other than such Governmental Authorizations, the absence of which, individually or in the aggregate, would not have a Material Adverse Effect on Buyer's ability to use the Assets or operate the Business after the Closing) shall have been duly made and obtained on terms and conditions reasonably satisfactory to Buyer.

5.4 NO MATERIAL ADVERSE EFFECT. Since September 30, 2002, there shall have been no Material Adverse Effect.

5.5 THIRD PARTY CONSENTS. All consents by Third Parties that are required for the transfer of any Contract Rights, Governmental Authorizations (to the extent transferable on or prior to the Closing) or any portion of the Assets to Buyer as contemplated hereby or that are required to prevent a breach of, or a default under or a termination or modification of, any Contract Right to which any Seller is a party or to which any of the Assets is subject, and releases of all Encumbrances on the Assets (except as specifically permitted hereby), shall have been obtained on terms and conditions reasonably satisfactory to Buyer, except where the failure to obtain any such consent would not reasonably be expected to have a Material Adverse Effect.

5.6 ACCEPTANCE OF CERTAIN FINANCIAL ASSURANCES. The lead agency under California SMRA shall have accepted replacement financial assurances for reclamation provided to said lead agency by Buyer.

5.7 NO LEGAL PROCEEDINGS. No action or proceeding before any court or Governmental Body shall be pending or threatened which, in the judgment of Buyer, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded; provided, however, that the foregoing shall not apply to the Jonny Cat Copack Agreement or the Fresh Step Coarse Clay Copack Amendment.

5.8 DELIVERY OF SCHEDULES. Sellers shall have delivered to Buyer the Disclosure Schedules as required by SECTION 2.27 above and Buyer shall not have exercised any of its termination rights set forth in SECTION 7.1(B) below.

5.9 DUE DILIGENCE. Buyer shall have completed its due diligence investigation of Sellers as described in SECTION 4.4 above and Buyer shall not have exercised any of its termination rights set forth in SECTION 7.1(B) below.

5.10 SURVEYS. Buyer shall have obtained surveys of the Real Property prior to the Closing, certified by licensed surveyors to Buyer and the Title Company as conforming to current ALTA/ACSM Minimum Standard Detail Requirements (including the following optional Table A items: 1, 2, 3, 4, 6, 7(a), 7(c), 8, 9, 10, 11(b), 14, 15 and 16) and disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines and access to public streets and roads (the "SURVEYS"), which Surveys shall (a) disclose the location of the improvements thereon to be within the lot lines, the location of the buildings to be within all building and setback lines, no encroachments of buildings or other improvements from adjoining properties or other survey defects and (b) not contain any conditions or exceptions to title that could reasonably be expected to have a Material Adverse Effect.

5.11 TITLE V PERMIT. Buyer shall not have obtained during its due diligence investigation reasonable tangible oral or written evidence from a regulatory official of a Governmental Body that Buyer will not be able to obtain a Title V air quality permit from the appropriate federal and state regulatory authorities with respect to the Taft Facility and the Business as currently operated by Sellers, or taking into account Buyer's anticipated capital expenditures at the Taft Facility.

5.12 RESERVES. Buyer shall have determined to its satisfaction that the Real Property, the Mineral Reserves and the Mining Claims shall contain fifteen (15) years worth of reserves of clay at the current rate of use in quality substantially similar to the clay being mined and processed by Sellers at the Taft Facility prior to the Closing.

5.13 FINANCIAL INFORMATION. Buyer shall have received the P&L Statement and the Statement of Inventory and Assets from Sellers and shall not have notified Sellers of any objections to the information contained therein within three (3) Business Days from Buyer's receipt thereof. Buyer shall have received (a) written information from Sellers as to whether, with respect to the Business in Canada, the sales LESS intercompany transfer costs LESS costs of delivery commissions, advertising and sales promotion of such business exceed zero, and
(b) a written statement of the net sales of the United States cat litter box liner business, and in either case Buyer shall not have reasonably determined that such information could reasonably be expected to have a Material Adverse Effect.

6. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS TO CLOSE. Sellers' obligations to sell the Assets and to take the other actions required to be taken by Sellers at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part, in writing):

6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Buyer in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

6.2   BUYER'S PERFORMANCE.

(a) Buyer shall have made the payments contemplated by SECTION 1.3 and each of the documents required of Buyer referred to in SECTION 1.2(B) shall have been executed and delivered by Buyer to Sellers.

(b) Each of the other covenants and obligations that Buyer is required to comply with or to perform pursuant to this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 RELEASE OF CERTAIN FINANCIAL ASSURANCES. Any and all financial assurances for reclamation required from Clorox or any Clorox Subsidiary under California SMRA shall have been released by the lead agency under California SMRA, and replacement financial assurances for reclamation that meet the requirements of California SMRA shall have been provided to said lead agency by Buyer.

6.4 REQUIRED FILINGS AND CONSENTS. All filings, authorizations and approvals, if any, of any Governmental Body that are required for the consummation of the transactions contemplated hereby (to the extent not waived by Buyer) shall have been duly made and obtained on terms and conditions reasonably satisfactory to Sellers.

6.5 NO LEGAL PROCEEDINGS. No action or proceeding before any court or Governmental Body shall be pending or threatened which, in the judgment of Sellers, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

7. TERMINATION.

7.1   TERMINATION  EVENTS.  This  Agreement  may be  terminated  prior  to the
Closing:

(a) by Buyer if there is a Breach of any covenant or obligation of Sellers and such Breach shall not have been cured by the Closing after the delivery of notice thereof to Sellers;

(b) by Buyer, in the event that either (i) Buyer's pre-acquisition due diligence investigation and review of the Assets (as described in Section
      4.4 of this Agreement), or (ii) any new Disclosure Schedule or supplement or amendment to a Disclosure Schedule provided by any Seller after the execution hereof, discloses matters which would (A) cause the condition set forth in clause (a) of SECTION 5.1 not to be satisfied, or (B) after including such newly disclosed matters in a new Disclosure Schedule or amendment or supplement to an existing Disclosure Schedule, as applicable, cause the condition set forth in clause (b) of SECTION 5.1 not to be satisfied;

(c) by Buyer at or prior to the Scheduled Closing Time if any condition set forth in SECTION 5 has not been satisfied by the Scheduled Closing Time;

(d) by Buyer if the Closing has not taken place on or before December 10, 2002 (other than as a result of any failure on the part of Buyer to comply with or perform its covenants and obligations under this Agreement);

(e) by Sellers if there is a Breach of any covenant or obligation of Buyer and such Breach shall not have been cured within ten (10) calendar days after the delivery of notice thereof to Buyer;

(f) by Sellers if the Closing has not taken place on or before December 10, 2002 (other than as a result of any failure on the part of Sellers to comply with or perform any covenant or obligation set forth in this Agreement); or

(g)   by the mutual written consent of Buyer and Sellers.

7.2 TERMINATION PROCEDURES. If Buyer wishes to terminate this Agreement pursuant to SECTION 7.1, Buyer shall deliver to Sellers a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If Sellers wish to terminate this Agreement pursuant to SECTION 7.1, Sellers shall deliver to Buyer a written notice stating that Sellers are terminating this Agreement and setting forth a brief description of the basis on which such parties are terminating this Agreement. In the event of any termination under SECTION 7.1(B), Buyer shall give Sellers written notice of termination promptly after Buyer's discovery of the fact or matter giving rise to Buyer's exercise of its termination rights.

7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to SECTION 7.1, all further obligations of the parties under this Agreement to consummate the transactions contemplated hereby shall terminate and no party shall have any further liability or obligation to any other party or to any Representative of such other party, but termination of this Agreement under SECTION 7.1(C), 7.1(D), 7.1(E) or 7.1(F) shall be without prejudice to any rights or remedies the non-terminating party may have arising out of fraud, intentional breach or intentional misrepresentation. The parties shall, upon termination of this Agreement, remain bound by and continue to be subject to the provisions set forth in SECTION 4.2 and SECTION 11.2 and in the Confidentiality Agreement.

8. INDEMNIFICATION, ETC.

8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of each of the parties to this Agreement contained herein or in any Transactional Agreement (other than the Jonny Cat Copack Termination Agreement, the Fresh Step Coarse Clay Amendment and the Liner Purchase Order), as modified by any new Disclosure Schedule or supplement or amendment to an existing Disclosure Schedule delivered pursuant to SECTION 2.27, shall survive the Closing and the sale of the Assets to Buyer until July 31, 2004, except for breaches of representations and warranties for which a written Claim Notice (as defined below) or with respect to which a Third Party Claim Notice (as defined below), as the case may be, has been received by the alleged breaching party by such date; PROVIDED HOWEVER that the representations and warranties set forth in clause (c) of SECTION 2.2, SECTION 2.12, SECTION 2.19 and SECTION 2.23 shall survive the Closing Date until the expiration of the applicable statute of limitations. Neither Sellers nor Buyer shall have any liability whatsoever to the other with respect to any such representations or warranties after the survival period for such representations or warranties expires, except for breaches of representations and warranties for which a written Claim Notice or with respect to which a Third Party Claim Notice, as the case may be, has been received by the alleged breaching party prior to the expiration of such survival period and except for claims based on fraud. Notwithstanding anything to the contrary in this Agreement, no investigation by Buyer shall affect the representations and warranties of Sellers set forth in this Agreement or the Disclosure Schedules, or contained in any other Transactional Agreement. The covenants and other agreements of the parties in this Agreement shall survive the Closing until fully performed. For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the alleged breaching party a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (a) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and containing, if applicable, any information required under SECTION 8.4(A) with respect to any Third Party Claim relating to such possible Breach of which the Indemnitee has notice or knowledge, and (b) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

8.2   INDEMNIFICATION BY SELLERS.

(a) Sellers agree, jointly and severally, to hold harmless and indemnify the Buyer Indemnitees from and against, and shall compensate and reimburse the Buyer Indemnitees for, any Damages that are suffered or incurred by the Buyer Indemnitees or to which the Buyer Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party claim) and that arise directly or indirectly from (i) any Breach of any of the representations or warranties made by Sellers in this Agreement, the other Transactional Agreements (other than the Jonny Cat Copack Termination Agreement, the Fresh Step Coarse Clay Amendment and the Liner Purchase Order), the Disclosure Schedules, as modified by any new Disclosure Schedules and supplements and amendments to any Disclosure Schedules delivered pursuant to SECTION 2.27, or in the Closing Certificate of Sellers,
      (ii) any Breach of any covenant or agreement of Sellers contained in this Agreement or any other Transactional Agreement (other than the Jonny Cat Copack Termination Agreement, the Fresh Step Coarse Clay Amendment and the Liner Purchase Order) to the extent not waived by Buyer, (iii) any liabilities of Sellers other than the Assumed Liabilities, including, without limitation, any liabilities for any Release of Hazardous Materials on, upon or from the Real Property or in connection with the Assets or the operation of the Business on or prior to the Closing Date, and any liability of Sellers under Environmental Laws arising from or related to the operation of the Business prior to the Closing; (iv) any Third Party Claims or threatened claims against Buyer arising out of the actions or inactions of Sellers prior to the Closing Date with respect to the Assets or the operation of the Business prior to the Closing Date; or (v) the failure of any Benefit Plans to comply with their respective governing documents and applicable Laws.

(b) Notwithstanding anything in this SECTION 8 to the contrary, (i) Sellers shall not be required to make any indemnification payment pursuant to
      SECTION 8.2(A) until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Buyer Indemnitees, or to which any one or more of the Buyer Indemnitees has or have otherwise become subject, exceeds $120,000, and then only for any such Damages in excess of that amount,
      (ii) except as provided in clause (iii) of this SECTION 8.2(B), the indemnification obligations of Sellers under SECTION 8.2(A)(I) shall not exceed $3,000,000 in the aggregate and (iii) the indemnification obligations of Sellers hereunder for any misrepresentation in
      SECTION 2.2(C) related to Sellers' ownership of the Assets (other than the Jonny Cat Trademarks) shall not be subject to any limit on the amount of Damages.

8.3   INDEMNIFICATION BY BUYER.

(a) Buyer shall hold harmless and indemnify the Seller Indemnitees from and against, and shall compensate and reimburse the Seller Indemnitees for, any Damages that are suffered or incurred by the Seller Indemnitees or to which the Seller Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and that arise directly or indirectly from (i) any Breach of any of the representations or warranties made by Buyer in this Agreement or in the Closing Certificate of Buyer, (ii) any Breach of any covenant or agreement of Buyer contained in this Agreement or any other Transactional Agreement (other than the Jonny Cat Copack Termination Agreement and the Fresh Step Coarse Clay Amendment) to the extent not waived by Sellers, (iii) any claims for severance with respect to Transferring Employees arising out of Buyer's termination of any Transferring Employee after the Closing Date, or (iv) any Third Party Claims or threatened claims against Sellers arising out of the actions or inactions of Buyer or any Buyer Designee after the Closing Date with respect to the Assets or the operation of the Business after the Closing Date.

(b) Notwithstanding anything in this SECTION 8 to the contrary, (i) Buyer shall not be required to make any indemnification payment pursuant to
      SECTION 8.3(A) until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Seller Indemnitees, or to which any one or more of the Seller Indemnitees has or have otherwise become subject, exceeds $120,000, and then only for any such Damages in excess of that amount, and (ii) the indemnification obligations of Buyer under SECTION 8.3(A)(I) shall not exceed $3,000,000 in the aggregate.

8.4 METHOD OF ASSERTING CLAIMS. As used herein, "INDEMNIFYING PARTY" shall refer to the party or parties hereto obligated to indemnify any Indemnitees under this
SECTION 8.

(a) Promptly after any Indemnitee has received notice of or has knowledge of any claim by a Third Party or the commencement of any action, suit or proceeding by a Third Party (collectively, a "THIRD PARTY CLAIM"), the Indemnitee shall, if a claim with respect thereto may be made by the Indemnitee against any Indemnifying Party pursuant to this
      Section 8, give each Indemnifying Party written notice of such Third Party Claim. Such notice shall state the nature and basis of such Third Party Claim and, if ascertainable, the amount thereof, and shall include copies of all pleadings and other pertinent documents. In each such case the Indemnitee agrees to give such notice to all the Indemnifying Parties promptly in accordance with SECTION 12.2 hereof; provided, however, that the failure of the Indemnitee to give such notice shall not excuse any Indemnifying Party's obligation to indemnify except to the extent the Indemnifying Party has suffered damage or prejudice by reason of the Indemnitee's failure to give or delay in giving such notice. The Indemnifying Party or Parties shall have the right, but not the obligation, exercisable by written notice (the "ELECTION NOTICE") given to the Indemnitee within ten
      (10) Business Days after receipt of such notice from the Indemnitee of such Third Party Claim, to assume the defense and control the settlement of such Third Party Claim, provided that all Indemnifying Parties have acknowledged and agreed in writing that the Indemnifying Parties have an obligation hereunder to provide indemnification to the Indemnitee in respect of the Third Party Claim. If the Indemnifying Party does not give the Election Notice, the Indemnitee shall have the right to defend, contest, settle, or compromise such action or suit in the exercise of its exclusive discretion and shall be entitled to indemnification therefor to the extent provided in SECTION 8.2 or
      SECTION 8.3, as applicable; provided, however, that the Indemnitee shall not compromise or settle any such Third Party Claim without the prior written consent of the Indemnifying Party or Indemnifying
      Parties, as applicable, which consent shall not be unreasonably withheld. If the Indemnifying Party gives the Election Notice, the Indemnifying Party shall have the right to settle, compromise, undertake, conduct and control, through counsel of its own choosing and at its sole expense, the conduct and defense of such action, suit or proceeding, and the Indemnitee shall reasonably cooperate with the Indemnifying Party in connection therewith (at the expense of the Indemnifying Party or Indemnifying Parties); provided, however, that
      (i) the Indemnifying Party shall not thereby consent to the imposition of any injunction against the Indemnitee without the written consent of the Indemnitee; (ii) the Indemnifying Party shall permit the Indemnitee to participate in (but not control) such conduct or settlement through counsel chosen by the Indemnitee, but the fees and expenses of such counsel and the fees, expenses and costs otherwise incurred by the Indemnitee in connection with such participation shall be borne by the Indemnitee except as provided in clause (iii) below; and (iii) upon a final settlement or determination of such action, suit or proceeding, the Indemnifying Party shall promptly reimburse the Indemnitee for the full amount of any Damages resulting from such action, suit or proceeding and all reasonable expenses related to such Damages incurred by the Indemnitee, except fees and expenses of counsel for the Indemnitee incurred after the assumption of the defense and control of such action, suit or proceeding by the Indemnifying Party or Indemnifying Parties. So long as the Indemnifying Party is, or the Indemnifying Parties are, contesting any such action or suit in good faith, the Indemnitee shall not pay or settle any such action or suit. Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any such action or suit, provided that in such event the Indemnitee shall waive any right to indemnity therefor by the Indemnifying Party or the Indemnifying Parties and no amount in respect thereof shall be claimed as Damages under this SECTION 8. At any time after notice of any Third Party Claim, the Indemnifying Party or the Indemnifying Parties may request the Indemnitee to agree in writing to the payment or compromise of the Third Party Claim, whereupon such action shall be taken unless the Indemnitee determines that the contest should be continued, and so notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party or the Indemnifying Parties. In the event that the Indemnitee gives such notice, the Indemnifying Party or the Indemnifying Parties shall be liable pursuant to this SECTION 8.4(A) with respect to such Third Party Claim only to the extent of the lesser of (A) the amount which the other party or parties to the contested Third Party Claim had agreed to accept in complete payment or compromise as of the time the
      Indemnifying Party or the Indemnifying Parties made its or their request therefor to the Indemnitee plus the amount of any fine, penalty, tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature incurred by the Indemnitee to such date with respect to such Third Party Claim, or (B) such amount for which the Indemnifying Party or the Indemnifying Parties may be liable with respect to such Third Party Claim by reason of the provisions of this SECTION 8.4(A).

(b) If an Indemnitee shall have any claim pursuant to this SECTION 8, including, but not limited to, a claim for Damages as the result of the Indemnifying Party's failure to acknowledge its obligation to indemnify, the Indemnitee shall deliver to the Indemnifying Party or the Indemnifying Parties a Claim Notice (in the case of any claim for any  misrepresentation  or  breach  of any  warranty  pursuant  to  this
      SECTION 8) or a notice outlining with reasonable particularity the nature and amount of the claim for breach of any covenant or any other claim pursuant to SECTION 8.2 (a "COVENANT BREACH NOTICE"). The Indemnitee and Indemnifying Party or the Indemnifying Parties shall thereafter attempt in good faith for a period of not less than thirty
      (30) days to agree upon whether the Indemnitee is entitled to be indemnified and held harmless under this SECTION 8 with respect to Damages as a result of the claims under the Claim Notice or the Covenant Breach Notice, as applicable, and the extent to which it is entitled to be indemnified and held harmless hereunder for such
      Damages. If the parties cannot so agree within said period, the Indemnitee may thereafter commence litigation in a court of competent jurisdiction in the venue designated in SECTION 12.5 for a determination of its claim. Upon resolution of any claim pursuant to this SECTION 8, whether by agreement between the parties or the rendering of a final judgment in any litigation, the Indemnifying Party or the Indemnifying Parties shall, within ten (10) days of such resolution, pay over and deliver to the Indemnitee funds in the amount of any claim as resolved, and any reasonably documented fees, including reasonable attorneys' fees, incurred by the Indemnitee with respect to any such litigation.

8.5   GENERAL.

(a) The indemnification provided in this SECTION 8 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or in any Transactional Agreement (other than the Jonny Cat Copack Termination Agreement, the Fresh Step Coarse Clay Amendment and the Liner Purchase Order) or any right, claim or action arising from the transactions contemplated by this Agreement or the other Transactional Agreements (other than the Jonny Cat Copack Termination Agreement, the Fresh Step Coarse Clay
      Amendment and the Liner Purchase Order); provided, however, this exclusive remedy for damages does not preclude a party from bringing an action for (i) specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Transactional Agreement, or (ii) based on fraud or intentional misrepresentation.

(b) Notwithstanding anything contained in this Agreement to the contrary, no party hereto shall be liable to any other party hereto or any Indemnitee for Damages suffered or incurred by such party or Indemnitee that are indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) (collectively, "SPECIAL DAMAGES"); provided, however, the foregoing shall not be construed to preclude recovery by an Indemnitee in respect of Damages directly or indirectly incurred from (i) any Third Party Claims, including, without limitation, Third Party Claims in which Special Damages are awarded to the plaintiffs, or (ii) any claim based on fraud, intentional breach or intentional misrepresentation. All parties hereto shall use Best Efforts to mitigate their Damages.

(c) The rights to indemnification under this SECTION 8 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnitee, whether or not arising from the same event giving rise to such Indemnitee's claim for indemnification.

9. DISCLAIMER. EXCEPT FOR THE RESPECTIVE REPRESENTATIONS AND WARRANTIES OF SELLERS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE DISCLOSURE SCHEDULES AND THE OTHER TRANSACTIONAL AGREEMENTS (OTHER THAN THE JONNY CAT COPACK TERMINATION AGREEMENT, THE FRESH STEP COARSE CLAY AMENDMENT AND THE LINER PURCHASE ORDER), NEITHER CLOROX NOR ANY CLOROX SUBSIDIARY OR REPRESENTATIVE OF CLOROX OR ANY CLOROX SUBSIDIARY MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE ASSETS OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, OR AS TO THE CONDITION OR WORKMANSHIP OF ANY OF THE ASSETS, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND ALL SUCH
REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED, IT BEING UNDERSTOOD THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE ASSETS ARE TO BE CONVEYED HEREUNDER "AS IS" AND "WHERE IS" AS OF THE CLOSING AND IN THEIR CONDITION AS OF THE CLOSING.

10.   CONFIDENTIAL NATURE OF INFORMATION

10.1 CONFIDENTIALITY AGREEMENT. Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Clorox or any Clorox Subsidiary during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; provided, however, that the Confidentiality Agreement shall terminate as of the Closing with respect to the parties' obligations thereunder and shall be of no further force and effect thereafter with respect to information of any Seller the ownership of which is transferred to Buyer.

11. CERTAIN POST-CLOSING COVENANTS.

11.1 FURTHER ACTIONS. From and after the Closing Date, Sellers shall cooperate with Buyer, and shall execute and deliver such documents and take such other actions as Buyer may reasonably request, for the purpose of evidencing the sale of the Assets to Buyer. Sellers shall use their Best Efforts to make Michael Weaver, the current Taft Plant manager, available to provide up to sixteen (16) hours of consulting to Buyer during normal business hours for thirty (30) days after Closing, to assist Buyer in the transition of ownership of the Assets from Sellers to Buyer, provided Mr. Weaver continues to be employed by Clorox or a Clorox Subsidiary during that period.

11.2 PUBLICITY. Without limiting anything contained in SECTION 4.2, the parties agree to cooperate with each other with respect to the issuance of press releases or other publicity concerning any of the transactions contemplated herein.

11.3 RECEIPTS AFTER CLOSING. The parties acknowledge that, after the Closing, Clorox or any Clorox Subsidiary may receive funds, proceeds, contributions, refunds, rebates, payments or receipts that are attributable to the Assets. Sellers shall remit or cause to be remitted any such receipts to Buyer promptly upon receipt, unless they relate to any accounts receivable of Clorox or any Clorox Subsidiary or otherwise relate to services provided, products sold or rights granted prior to the Closing. Buyer shall remit to Sellers promptly upon Buyer's receipt, any funds, proceeds, contributions, rebates, payments or receipts that are attributable to accounts receivable of Clorox or any Clorox Subsidiary or otherwise relate to services provided, products sold or rights granted by Clorox or any Clorox Subsidiary prior to the Closing. The parties acknowledge that, after the Closing, Clorox or any Clorox Subsidiary may receive invoices, bills, statements and other claims for the costs attributable to the operation of the Taft Facility or the Jonny Cat Business after the Closing Date. Any of the foregoing received by Clorox or any Clorox Subsidiary will be promptly forwarded to Buyer, and Buyer agrees to pay on a timely basis all such invoices, bills, statements and other forwarded claims.

11.4 PAYMENT OF TRANSFER TAXES AND TAX FILINGS AND CERTAIN POST-CLOSING AGREEMENTS.

(a) Buyer, on the one hand, and Sellers, on the other hand, shall pay fifty percent (50%) of all of the transfer Taxes imposed upon, or assessed upon or with respect to, the transfer of the Assets to Buyer and any transfer Taxes to effect any recording or filing with respect thereto (collectively, the "TRANSFER TAXES") and all title and recording costs. Sellers shall timely prepare and file any returns or other filings related to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. The parties shall pay such Transfer Taxes when due and shall promptly following any filings related thereto furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Taxes to the other parties.

(b) Each party agrees to furnish or cause to be furnished to the others, upon request, as promptly as practicable, such information and assistance at the requesting party's cost relating to the Assets as is reasonably necessary for the filing of all Tax returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax return.

(c) The parties acknowledge that the Purchase Price and other consideration will be allocated among the Assets in accordance with an allocation statement to be mutually agreed to by the parties on or prior to the Closing (the "ASSET ALLOCATION STATEMENT"). All values contained in the Asset Allocation Statement shall be consistently reported by Buyer, Sellers and their respective Affiliates for all Tax purposes. Buyer and Sellers agree that they shall each prepare and file IRS Form 8594, as required by Section 1060 of the Code and the Treasury Regulations, in a manner consistent with the Asset Allocation Statement.

(d) Sellers shall deliver to Buyer at or prior to the Closing an affidavit under penalties of perjury stating for each Seller: (i) its name, address, and taxpayer identification number and (ii) that it is not a "foreign person" within the meaning of Section 1445 of the Code.

11.5 TELEPHONE NUMBERS. Sellers agree that, on and after the Closing Date, they will cooperate with Buyer to transfer right, title and interest in and to the telephone numbers at the Taft Facility to Buyer. Buyer agrees to pay all costs and expenses associated with such transfer.

11.6 TRANSFER OF 401(K) ASSETS. As soon as reasonably practical following the Closing Date, Sellers shall cause the trustees of Sellers' 401(k) profit sharing plan ("SELLERS' 401(K) PLAN") to transfer to Buyer's 401(k) profit sharing plan the Total 401(k) Plan Transfer Amount. The "TOTAL 401(K) PLAN TRANSFER AMOUNT" shall be an amount equal to the account balances of all Transferring Employees determined as of the valuation date immediately preceding the date of transfer, including any amounts accrued as of that date but not yet contributed to Sellers' 401(k) Plan or not yet allocated to the account of a Transferred Employee.

11.7 JONNY CAT CLUB. Sellers shall prior to or after the Closing, take efforts mutually agreed upon by the parties to transfer the rights, title, and interest, if any, of Sellers in and to the trademarks related to the "Jonny Cat Club" identified in SCHEDULE 2.14(A).

12. MISCELLANEOUS PROVISIONS.

12.1 FURTHER ASSURANCES. Each party hereto shall execute and deliver, and/or cause to be executed and delivered, to the other parties hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing), for the purpose of carrying out or evidencing the sale of the Assets to Buyer and Buyer's assumption of the Assumed Liabilities.

12.2 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

           if to Sellers:

                     The Clorox Company
                     1221 Broadway
                     Oakland, CA  94612
                     Attn.:  General Counsel
                     Facsimile:  (510) 271-1696

                     The Clorox Pet Products Company
                     1221 Broadway
                     Oakland, CA  94612
                     Attn.:  General Manager
                     Facsimile:  (510) 271-7452

           if to Buyer:

                     Oil-Dri Corporation of America
                     410 North Michigan Avenue
                     Chicago, IL  60611
                     Attention:  Vice President and Chief Financial Officer
                     Facsimile:  (312) 321-1271

           with a copy to:

                     Vedder, Price, Kaufman & Kammholz
                     222 North LaSalle Street
                     Suite 2400
                     Chicago, IL  60601
                     Attention:  Michael A. Nemeroff, Esq.
                     Facsimile:  (312) 609-5005

12.3 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

12.5  GOVERNING LAW; VENUE.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Illinois (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in Cook County, Illinois. Each party to this Agreement and each Indemnitee:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Cook County, Illinois (and each appellate court located in the State of Illinois), in connection with any such legal proceeding;

(ii) agrees that each state and federal court located in Cook County, Illinois, shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Cook County, Illinois, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c) Nothing in this Section shall be deemed to limit or otherwise affect the right of any party or Indemnitee to commence any legal proceeding against any party hereto in any forum or jurisdiction.

12.6 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. No party may assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the other parties, which may be withheld in the sole and absolute discretion of such party; provided, however, Buyer shall have the right at any time prior to the Closing to assign this Agreement (and all of its rights, remedies, duties and obligations hereunder), without the consent of Sellers, to an Affiliate of Buyer that is under Buyer's Control ("BUYER DESIGNEE"). Any permitted assignment by a party of its rights under this Agreement shall not relieve such party of its covenants and obligations hereunder. Any reference to Buyer in this Agreement shall, to the extent applicable, also be deemed a reference to the Buyer Designee, except where in the context of this Agreement such use would not be appropriate. Except for the provisions of SECTION 8 hereof and Buyer's acknowledgment and agreement regarding manufacturing, know-how, processes and formula in SECTION 1.1, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and permitted assigns (if any). Without limiting the generality of the foregoing, no employee or creditor of Clorox or any Clorox Subsidiary shall have any rights under this Agreement or under any of the other Transactional Agreements.

12.7 AMENDMENTS; WAIVER. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by all of the parties hereto. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12.8 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any party or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

12.9 ENTIRE AGREEMENT. This Agreement, the other Transactional Agreements and the Exhibits and Disclosure Schedules hereto set forth the entire agreement among the parties relating to the subject matter hereof and thereof, and there are no agreements, understandings, representations or warranties among or between any of the parties relating to the subject matter hereof and thereof other than those set forth herein or in the other Transactional Agreements.

12.10 ATTORNEYS' FEES. If any lawsuit or injunctive or other equitable proceeding is filed or commenced relating to or arising from a breach, default or violation of this Agreement, the prevailing party shall be entitled to recover from the other party such attorneys' fees, costs and expenses as the court may award (including without limitation, the allocated costs for services of in-house counsel), in addition to such other costs and expenses of suit or proceeding as may be allowed by law.

12.11 KNOWLEDGE CONVENTION. References in this Agreement to the knowledge of any party hereto shall mean the actual knowledge of the applicable party's executive officers responsible for the subject of the applicable representation, after reasonable investigation of the subject matter thereof, which executive officers shall include, without limitation, with respect to Sellers (i) Richard Conti,
(ii) Robert Call and (iii) Michael Young. For purposes of this Agreement, Michael Weaver, the Taft Facility plant manager, shall be deemed an executive officer of A&M.

12.12 EXPENSES. Except as provided in SECTION 11.4 or any other Section of this Agreement, or as otherwise provided in any other Transactional Agreement, Sellers and Buyer shall bear their respective expenses, costs and fees in connection with the transactions contemplated by the Transactional Agreements, including, without limitation, the preparation, execution and delivery of the Transactional Agreements and compliance with the Transactional Agreements, whether or not the contemplated transactions shall be consummated.

12.13 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

12.14 SPECIFIC PERFORMANCE. Sellers acknowledge that the Assets are unique and recognize and affirm that in the event of a breach of this Agreement by Sellers, money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Sellers agree that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Sellers' obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunction and/or other equitable relief, without posting any bond or security.

12.15 SCHEDULES AND EXHIBITS. The Disclosure Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth VERBATIM herein.

                            [SIGNATURE PAGE FOLLOWS]

      The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

 BUYER                                SELLERS
 OIL-DRI CORPORATION OF AMERICA, a    THE CLOROX COMPANY, a Delaware
 Delaware corporation                 corporation


 By:                                  By:
    -----------------------------        -----------------------------
 Name:                                Name:
      ---------------------------          ---------------------------
 Title:                               Title:
       --------------------------           --------------------------

                                   A&M PRODUCTS MANUFACTURING
                                   COMPANY, a Delaware corporation

                                   By:
                                      -----------------------------
                                   Name:
                                        ---------------------------
                                   Title:
                                         --------------------------


                                   THE CLOROX PET PRODUCTS COMPANY,
                                   a Texas corporation

                                   By:
                                      -----------------------------
                                   Name:
                                        ---------------------------
                                   Title:
                                         --------------------------


                                   THE CLOROX SALES COMPANY, a
                                   Delaware corporation

                                   By:
                                      -----------------------------
                                   Name:
                                        ---------------------------
                                   Title:
                                         --------------------------


                                   THE CLOROX COMPANY OF CANADA, a
                                   Canadian corporation

                                   By:
                                      -----------------------------
                                   Name:
                                        ---------------------------
                                   Title:
                                         --------------------------

                                 A-11
CHICAGO/#987237.9
                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this EXHIBIT A):

      ADVERTISING MATERIALS. "Advertising Materials" shall mean all advertising and promotional materials that relate exclusively to the manufacture, sale or distribution of Jonny Cat Product.

      AFFILIATE. "Affiliate" shall mean any Person that Controls, is Controlled by, or is under common Control with such Person.

      AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this EXHIBIT A is attached, as it may be amended from time to time.

      A&M. "A&M" shall have the meaning set forth in the Recitals to the Agreement.

      ASSET ALLOCATION STATEMENT. "Asset Allocation Statement" shall have the meaning set forth in SECTION 11.4(C) of the Agreement.

      ASSETS. "Assets" shall have the meaning set forth in SECTION 1.1(A) of the Agreement.

      ASSUMED CONTRACTS. "Assumed Contracts" shall mean (a) the Contracts identified in SCHEDULE 2.13 all purchase orders existing as of the Closing and relating to goods ordered by Sellers for use exclusively at the Taft Facility in connection with the Business, and (c) all obligations of continued performance under executory sales orders for Jonny Cat Product existing as of the Closing.

      ASSUMED EMPLOYEE LIABILITIES. "Assumed Employee Liabilities" shall mean the obligations of Sellers with respect to the Taft Facility Employees, but only to the extent Buyer has agreed to assume or be responsible for such obligations as provided in SECTION 4.3 of the Agreement.

      ASSUMED LIABILITIES. "Assumed Liabilities" shall mean the following liabilities and obligations of Sellers: (a) the Assumed Employee Liabilities,
(b) the obligations of Sellers arising subsequent to the Closing under the Assumed Contracts (excluding any obligation for any breach thereof occurring prior to the Closing Date), but only to the extent the rights and benefits of Sellers under such Contract Rights have been validly assigned to Buyer under this Agreement or Buyer has otherwise received the benefits thereof in accordance with SECTION 1.5 hereof, and (c) all responsibility for, and liabilities with respect to, reclamation required in connection with mining activities conducted in or around the Real Property or the real property underlying the Mining Claims prior to and after the Closing, including, without limitation, such responsibility under California SMRA and under any reclamation plans adopted or accepted pursuant thereto, and the portion of annual property tax liability associated with Buyer's period of ownership of the Real Property, all as further provided in the Assumption Agreement; PROVIDED, HOWEVER, that such assumption by Buyer shall not relieve Sellers of any liabilities or obligations (i) for any violations of law existing prior to the Closing Date with respect to reclamation and/or (ii) with respect to remediation or correction of any reclamation previously completed by Sellers to the extent required by state, local or municipal authorities, and Sellers shall indemnify Buyer from and against any such liabilities or obligations in accordance with
SECTION 8 of the Agreement.

      ASSUMPTION AGREEMENT. "Assumption Agreement" shall have the meaning set forth in SECTION 1.2(B)(I) of the Agreement.

      BENEFIT  PLANS.  "Benefit  Plans"  shall have the  meaning  set forth in
SECTION 2.19 of the Agreement.

      BEST EFFORTS. "Best Efforts" shall mean the commercially reasonable efforts that a prudent Person desiring to achieve a particular result would use in order to achieve such result as expeditiously as possible.

      BILLS OF SALE. "Bills of Sale" shall have the meaning set forth in SECTION 1.2(B)(I) of the Agreement.

      BLM. "BLM" shall have the meaning set forth in the Recitals to the Agreement.

      BOOKS AND RECORDS. "Books and Records" shall mean all records and files used exclusively in the conduct of the Business, including, but not limited to, such records relating to customers and suppliers, personnel files, employee manuals and payroll records, payment records, mining and drilling records, topographic maps, aerial photographs, geological maps, engineering drawings, blueprints, price lists, written processes, written formulae, engineering, technical and shop drawings, and customer lists and photocopies of such records and files as are required by applicable Law to be retained by any Seller or that any Seller determines are necessary or advisable to retain.

      BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

      BUSINESS. "Business" shall mean, collectively, the Jonny Cat Business, the business of manufacturing and packaging Jonny Cat Product at the Taft Facility and the business of manufacturing and selling agricultural chemical based products and industrial absorbents at the Taft Facility.

      BUSINESS DAY. "Business Day" shall mean any day other than a Saturday, Sunday or other day that banks are not authorized to be open for business in the State of Illinois.

      BUYER. "Buyer" shall have the meaning set forth in the Recitals to the Agreement.

      BUYER DESIGNEE. "Buyer Designee" shall have the meaning set forth in
SECTION 12.6 of the Agreement.

      BUYER INDEMNITEES. "Buyer Indemnitees" shall mean the following Persons:
(a) Buyer; (b) Buyer's current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

      BUYER WELFARE PLANS. "Buyer Welfare Plans" shall have the meaning set forth in SECTION 4.3(F) of the Agreement.

      CALIFORNIA SMRA. "California SMRA" shall mean the California Surface Mining and Reclamation Act of 1975.

      CCC. "CCC" shall have the meaning set forth in the Recitals to the Agreement.

      CERCLA. "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 906 et seq.

      CLAIM NOTICE. "Claim Notice" shall have the meaning set forth in SECTION
8.1 of the Agreement.

      CLOROX. "Clorox" shall have the meaning set forth in the Recitals to the Agreement.

      CLOROX SUBSIDIARY. "Clorox Subsidiary" shall mean any direct or indirect subsidiary of Clorox, including, but not limited to, A&M, CPP, CSC and CCC.

      CLOSING. "Closing" shall have the meaning set forth in SECTION 1.2(A) of the Agreement.

      CLOSING CERTIFICATES. "Closing Certificates" shall have the meaning set forth in SECTION 1.2(B)(VII) of the Agreement.

      CLOSING  DATE.  "Closing  Date"  shall  have the  meaning  set  forth in
SECTION 1.2(A) of the Agreement.

      COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

      CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      COLLECTIVE BARGAINING AGREEMENT. "Collective Bargaining Agreement" shall have the meaning set forth in SECTION 2.18(A)(I) of the Agreement.

      CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" means that certain letter agreement, dated May 29, 2002, between Buyer and Clorox, relating to Clorox's agreement to provide Buyer with access to certain "Evaluation Material," as defined therein, and Buyer's agreements with respect to the confidentiality of such material.

      CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

      CONTRACT RIGHTS. "Contract Rights" shall mean all rights of Sellers under the Assumed Contracts, but excluding any accounts receivable, claims, refunds, causes of action, choses in action, rights of recovery and rights of set-off of any kind or nature arising before, or by reason of events occurring prior to, the Closing.

      CONTROL. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

      COVENANT BREACH NOTICE. "Covenant Breach Notice" shall have the meaning set forth in SECTION 8.4(B) of the Agreement.

      CPP. "CPP" shall have the meaning set forth in the Recitals to the Agreement.

      CSC. "CSC" shall have the meaning set forth in the Recitals to the Agreement.

      DAMAGES. "Damages" shall mean any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

      DISCLOSURE SCHEDULES. "Disclosure Schedules" shall mean the schedules delivered to Buyer by Sellers upon execution of the Agreement, together with any amendments and supplements thereto delivered on or prior to the Closing Date, a copy of which is or shall be attached to the Agreement and is hereby incorporated in the Agreement by this reference.

      ELECTION NOTICE. "Election Notice" shall have the meaning set forth in
SECTION 8.4(A) of the Agreement.

      EMPLOYMENT RELATED-OBLIGATION. "Employment-Related Obligation" shall have the meaning set forth in SECTION 4.3(C)(A),(B) of the Agreement.

      ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest or other encumbrance.

      ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      ENVIRONMENTAL LAWS. "Environmental Laws" means (A) the Occupational Health and Safety Act of 1970, as amended; (B) the Mine Safety and Health Act of 1977, as amended; and (C) any and all federal, state and local statutes, laws, regulations, ordinances, orders, policies, or decrees and the like, whether now existing or subsequently enacted or amended, relating to public health or safety, worker health or safety, pollution or protection of human health or the environment, including natural resources, including but not limited to the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET SEQ., RCRA, the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., CERCLA, the Federal Food, Drug and Cosmetics Act, 21 U.S.C. ss.301 et seq. and any similar or implementing state or local law, which governs: (1) the existence, clean-up, removal and/or remedy of contamination or threat of contamination on or about real property; (2) the emission or discharge of Hazardous Materials or contaminants into the environment; (3) the control of Hazardous Materials or contaminants; or (4) the use, generation, or transport, treatment, storage, disposal, removal, recycling, handling, or recovery of Hazardous Materials.

      ENVIRONMENTAL PERMITS. "Environmental Permits" shall have the meaning set forth in SECTION 2.23(B) of the Agreement.

      EQUIPMENT. "Equipment" shall mean all computers, equipment, machinery, prototypes, tools, supplies, motor vehicles, heavy machinery, furniture and other similar items of Sellers, including all related spare parts, dies, molds, supplies and accessories, but only to the extent any of the foregoing is located at the Taft Facility as of the date hereof or is delivered to the Taft Facility after the date hereof and is primarily related to or used or held for use at the Taft Facility in the production of Jonny Cat Product.

      ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      FAIR LABOR STANDARDS ACT. "Fair Labor Standards Act" shall mean the Fair Labor Standards Act of 1938, as amended, found at 29 United States Code Sections 201 ET SEQ..

      FRESH STEP COARSE CLAY AMENDMENT. "Fresh Step Coarse Clay Amendment" shall have the meaning set forth in SECTION 1.2(B)(XI) of the Agreement.

      FRESH STEP COARSE CLAY COPACK AGREEMENT. "Fresh Step Coarse Clay Copack Agreement" shall have the meaning set forth in the Recitals to the Agreement.

      GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any applicable law, rule or regulation of any Governmental Body.

      GOVERNMENTAL BODY. "Governmental Body" shall mean any federal, state, local, foreign, provincial or other governmental body or agency, department, commission, board, bureau, agency (regulatory or otherwise), council, court, magistrate, panel or instrumentality.

      HAZARDOUS MATERIAL. "Hazardous Material" shall include, without limitation, the following: (a) any petroleum, waste oil, crude oil, diesel fuel or other petroleum products, asbestos, asbestos-form or similar fibrous materials, urea formaldehyde or polychlorinated biphenyl, dioxin, erionite, "valley fever" or carcinogen; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other legal requirement (including RCRA, CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any law which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

      HIRE DATE. "Hire Date" shall have the meaning set forth in SECTION 4.3(A) of the Agreement.

      INDEMNIFYING PARTY. "Indemnifying Party" shall have the meaning set forth in SECTION 8.4 of the Agreement.

      INDEMNITEE. "Indemnitee" shall mean any Buyer Indemnitee or Sellers Indemnitee.

      INTANGIBLE ASSETS. "Intangible Assets" shall mean the Jonny Cat Trademarks, the Contract Rights, the Transferable Governmental Authorizations, all manufacturing know-how at the Taft Facility, to the extent that it relates solely to the Business, together with all associated goodwill and all rights to use all of the foregoing forever and all other rights in, to and under the foregoing, and all Prepaid Expenses.

      INVENTORY. "Inventory" shall mean all inventories of Jonny Cat Product owned by any Seller, wherever located, and all raw and packaging materials, supplies and work-in-progress located at the Taft Facility or in transit to the Taft Facility and related to the production of Jonny Cat Product, including, without limitation, pallets, dyes, additives and deodorizers. "Inventory" shall not include any raw and packaging materials, supplies and work-in-progress related to the production of Scoopable Cat Litter or Silica Gel Cat Litter.

      IRS. "IRS" shall mean Internal Revenue Service.

      JONNY CAT BUSINESS. "Jonny Cat Business" shall mean the business of selling cat litter and cat litter box liners conducted by Clorox or any Clorox Subsidiary under the Jonny Cat Trademarks.

      JONNY CAT COPACK AGREEMENT. "Jonny Cat Copack Agreement" shall have the meaning set forth in the Recitals to the Agreement.

      JONNY CAT COPACK TERMINATION AGREEMENT. "Jonny Cat Copack Termination Agreement" shall have the meaning set forth in SECTION 1.2(B)(X) of the Agreement.

      JONNY CAT LINERS. "Jonny Cat Liners" shall mean all cat litter box liners packaged under the Jonny Cat Trademarks.

      JONNY CAT PRODUCT. "Jonny Cat Product" shall mean cat litter packaged under any Jonny Cat Trademark and Jonny Cat Liners.

      JONNY CAT TRADEMARKS. "Jonny Cat Trademarks" shall mean the trademarks, trademark registrations and trademark applications listed on SCHEDULE 2.14 to the Agreement and all goodwill related exclusively to the manufacture, sale or distribution of cat litter and cat litter box liners under the Jonny Cat Trademarks.

      LAW. "Law" shall mean any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

      LINER PURCHASE ORDER. "Liner Purchase Order" shall have the meaning set forth in SECTION 1.2(B)(XV) of the Agreement.

      MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean any condition or event that could reasonably be expected to have a material and adverse effect upon the financial condition or results of operations of the Business, taken as a whole, or the value of the Assets, taken as a whole, other than any condition or event (i) relating to the economy in general, (ii) relating to the industries in which the Business operates in general, or (iii) arising out of or resulting from actions of Buyer or a Buyer Designee in connection with the Agreement.

      MINERAL RESERVES. "Mineral Reserves" shall mean all mineral reserves and deposits to which Buyer is entitled as owner of the Real Property and the Mining Claims.

      MINING CLAIMS. "Mining Claims" shall mean all BLM and other governmental and third party claims and leases identified on EXHIBIT C attached hereto and made a part hereof, whether or not located and held by Sellers under the Mining Law of 1872, as amended, 30 U.S.C. ss.21 et seq. (the "MINING LAW OF 1872"), which relate to the Assets (collectively, the "UNPATENTED MINING CLAIMS") and all claims, refunds, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature arising as of or by reason of events occurring subsequent to Closing.

      MINING CLAIMS DEED. "Mining Claims Deed" shall have the meaning set forth in SECTION 1.2(B)(III) of the Agreement.

      OTHER TAFT EMPLOYEES. "Other Taft Employees" shall have the meaning set forth in SECTION 4.3(A) of the Agreement.

      PERMITTED ENCUMBRANCES. "Permitted Encumbrances" shall mean inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's, carrier's and other similar statutory liens arising in the ordinary course of business in respect of obligations that are not yet due, provided that no Permitted Encumbrance shall constitute an Assumed Liability.

      PERMITTED EXCEPTIONS.  "Permitted Exceptions" shall mean the following:

           a. Liens for taxes, assessments and other charges of governmental or quasi-governmental authorities which are not yet delinquent or which are being contested by appropriate proceedings;

           b. Zoning, building, access, environmental, and other similar restrictions imposed by laws, ordinances, rules, requirements, resolutions, policy statements and regulations of governmental and quasi-governmental authorities claiming jurisdiction over the Real Property provided that no such restriction shall materially restrict the use of any of the Assets in mining, processing or packaging of clay and products made from clay;

           c. All matters actually disclosed to Buyer prior to Closing by an inspection of the Real Property, including, but not limited to, an environmental investigation and assessment of the Real Property; and

           d. Such state of facts as disclosed by the Surveys of the Real Property, provided such facts do not serve as the basis for Buyer's election to terminate the Agreement pursuant to SECTION 7 of the Agreement.

           e. Any other matters approved, accepted or waived by Buyer in writing.

      PERSON. "Person" shall mean any individual, Entity or Governmental Body.

      P&L STATEMENT. "P&L Statement" shall have the meaning set forth in SECTION
2.4 of the Agreement.

      PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period commencing on the date hereof and ending on the Closing Date.

      PRELIMINARY TITLE REPORT. "Preliminary Title Report" shall mean that certain preliminary report regarding the Real Property issued by the Title Company, dated as of October 7, 2002, set forth as EXHIBIT D attached hereto and made a part hereof, together with copies of the exceptions to title described in such report.

      PREPAID EXPENSES. "Prepaid Expenses" shall mean all prepaid expenses relating specifically and solely to the Assets, other than insurance deposits and any Retained Tax Recovery.

      PROPRIETARY INFORMATION. "Proprietary Information" means all information (whether or not protectable by patent, copyright, mask works or trade secret rights) not generally known to the public (except for patents), including, but not limited to, works of authorship, inventions, discoveries, patentable subject matter, patents, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, copyright rights and registrations, mask works, know-how and show-how, trademarks, trade names, service marks, emblems, logos, insignia and related marks and registrations, specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information and development work-in-process.

      PURCHASE PRICE. "Purchase Price" shall have the meaning set forth in
SECTION 1.3(A) of the Agreement.

      RCRA. "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.

      REAL PROPERTY. "Real Property" shall mean, collectively, (a) the land located at 950 N. Petroleum Club Road, Taft, California, on which the Taft Plant is located, and more particularly described in EXHIBIT E attached hereto and made a part hereof, and the land located at on Midoil Road, on which the Taft Mine is located, and more particularly described in EXHIBIT F attached hereto and made a part hereof, (b) together with all easements, licenses, rights and appurtenances relating to the foregoing, if any, and (c) all of A&M's right, title and interest in and to all buildings, structures, fixtures, and improvements on such land.

      REAL PROPERTY DEED. "Real Property Deed" shall have the meaning set forth in SECTION 1.2(B)(II) of the Agreement.

      RELEASE. "Release" shall mean the spilling, leaking, disposing, discharging, migrating, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

      REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      RETAINED TAX RECOVERY. "Retained Tax Recovery" means any claim, right or interest of Clorox or any Clorox Subsidiary in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, the basis of which arises or accrues in any period prior to the Closing.

      SCHEDULE. All references to a "Schedule" herein shall mean a Schedule included in the Disclosure Schedules, as amended or supplemented on or prior to the Closing Date.

      SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning set forth in SECTION 1.2(A) of the Agreement.

      SCOOPABLE CAT LITTER. "Scoopable Cat Litter" shall mean clay-based cat litter which is marketed as scoopable or clumping cat litter and has as a significant characteristic the formation of removable clumps, excluding Silica Gel Cat Litter.

      SELLER INDEMNITEES. "Seller Indemnitees" shall mean the following Persons:
(a) Sellers; (b) current and future Affiliates of Sellers; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

      SELLERS. "Sellers" shall have the meaning set forth in the Recitals to the Agreement.

      SELLERS' 401(K) PLAN. "Sellers' 401(k) Plan" shall have the meaning set forth in SECTION 11.6 of the Agreement.

      SILICA GEL CAT LITTER. "Silica Gel Cat Litter" shall mean scoopable or coarse cat litter consisting primarily of silica gel crystals, as well as blended scoopable or coarse cat litter with silica gel crystal content in excess of ten percent (10%).

      SPECIAL DAMAGES. "Special Damages" shall have the meaning set forth in
SECTION 8.5(B) of the Agreement.

      STATEMENT OF INVENTORY AND ASSETS. "Statement of Inventory and Assets" shall have the meaning set forth in SECTION 2.4 of the Agreement.

      SURVEYS. "Surveys" shall have the meaning set forth in SECTION 4.7(B) of the Agreement.

      TAFT DISTRIBUTION AREA. "Taft Distribution Area" shall mean the regions in the United States of America and Canada, identified in SCHEDULE 1.6, which
SCHEDULE 1.6 shall be prepared and mutually agreed to by the parties on or prior to the Closing Date.

      TAFT FACILITY. "Taft Facility" shall have the meaning set forth in the Recitals to the Agreement.

      TAFT FACILITY EMPLOYEE. "Taft Facility Employee" shall mean an employee of any Sellers, other than Michael Weaver, the Taft Facility plant manager, whose primary job responsibilities are (or were, in the case of an employee on leave) performed at the Taft Mine and/or the Taft Plant.

      TAFT MINE. "Taft Mine" shall have the meaning set forth in the Recitals to the Agreement.

      TAFT PLANT. "Taft Plant" shall have the meaning set forth in the Recitals to the Agreement.

      TAXES. "Taxes" shall mean any federal, state, local, foreign, provincial (or instrumentality thereof) taxes (including, without limitation, gross income, gross receipts, windfall profits, occupation, unemployment, disability, severance, real and personal property, production, excise, employment, withholding, social security (or similar), alternative or add-on minimum, ad valorem, value added, transfer, stamp, environmental, or any other duty, tax, custom, governmental fee, or other like assessment of any kind whatsoever) and other governmental charges (including, without limitation, interest, additions to tax and penalties).

      TAX RETURN. "Tax Return" means any return, declaration, claim for refund, report or statement (whether informational or otherwise) related to Taxes, including, without limitation, any schedule or attachment thereto and any amendment thereof.

      THIRD PARTY. "Third Party" shall mean any Person not a party to this Agreement and not an Affiliate of any party to the Agreement.

      THIRD PARTY CLAIM. "Third Party Claim" shall have the meaning set forth in
SECTION 8.4(A) of the Agreement.

      TITLE COMMITMENTS. "Title Commitments" shall have the meaning set forth in
SECTION 4.7(A) of the Agreement.

      TITLE  COMPANY.  "Title  Company"  shall mean  Chicago  Title  Insurance
Company.

      TOTAL 401(K) PLAN TRANSFER AMOUNT. "Total 401(k) Plan Transfer Amount" shall have the meaning set forth in SECTION 11.6 of the Agreement.

      TRADEMARK ASSIGNMENT. "Trademark Assignment" shall have the meaning set forth in SECTION 1.2(B)(I) of the Agreement.
             -----------------

      TRADEMARKS. "Trademarks" shall mean registered and unregistered trademarks, service marks and trade names, and other names, marks and slogans, and all registration applications for any of the foregoing.

      TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean: (a) the Agreement, (b) the Bills of Sale, (c) the Trademark Assignments, (d) the Real Property Deed, (e) the Mining Claim Deed, (f) the Assumption Agreement, (g) the Closing Certificates, (h) the Jonny Cat Copack Termination Agreement, (i) the Fresh Step Coarse Clay Amendment, (j) the Liner Purchase Order and (k) the Transitional Services Agreement.

      TRANSFERABLE GOVERNMENTAL AUTHORIZATIONS. "Transferable Governmental Authorizations" shall have the meaning set forth in SECTION 1.1(A) of this Agreement.

      TRANSFERRING   EMPLOYEES.   "Transferring   Employees"  shall  have  the
meaning set forth in SECTION 4.3(A) of the Agreement.

      TRANSFER  TAXES.  "Transfer  Taxes"  shall have the meaning set forth in
Section 11.4(a) of the Agreement.

      TRANSITIONAL  SERVICES  AGREEMENT.   "Transitional  Services  Agreement"
shall have the meaning set forth in SECTION 1.2(B)(XIII) of the Agreement.

      UNRECORDED LICENSES. "Unrecorded Licenses" shall have the meaning set forth in SECTION 2.7(E) of the Agreement.

      WARN ACT. "WARN Act" shall mean, collectively, the Worker Adjustment and Retraining Notification Act (Pub. L. 100-379, 102 Stat. 890 (1988)) and Chapter 4 (commencing with Section 1400) of Part 4 of Division 2 of the California Labor Code.